Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

July 17, 2012

BARCLAYS Equities Flow Derivatives ETF & ETN Guide1 Q3 2012 1,475 US Listed Products Total $1,185 billion in Assets and ETNs Issued Exchange Traded Funds (ETFs) Equities Assets (bn) Page US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, $256.1 1 Small Cap Broad-Based, Micro Cap Broad-Based US Indices: Value $37.6 1 Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value US Indices: Growth $49.2 1 Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth US Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Materials, $178.5 2 Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water & Clean Energy International $212.5 4 Global, Asia Pacific, Europe, North America, Emerging Markets – Global, Emerging Markets – Regional Leveraged – Equities $9.5 5 Inverse – Equities $10.7 6 Dividend $51.9 6 Domestic, International FICC Fixed Income $211.8 7 US Credit, US Government, Aggregate & Other, International, Municipal Commodities $101.3 8 Currencies $4.3 8 Leveraged – FICC $1.6 8 Inverse – FICC $6.2 8 Specialty Active $4.5 9 Fundamental $4.6 9 Life Cycle & Allocation $0.7 9 Long/Short $0.2 9 Quantitative $8.3 9 Domestic, International Other $18.3 10 Exchange Traded Notes (ETNs) Commodities $5.1 11 General, Specific Currencies $0.1 11 Leveraged/Inverse $1.6 11 Volatility $3.4 12 (including Leveraged/Inverse) Other $6.6 12 Contacts Index & Portfolio Desk Analysts Trading Gabi Baez Laura Magnani William Prager Ryan Laffey +1 212 526 9374 +1 212 526 0383 +1 212 526 8979 +1 212 526 8979 gabriela.baez@barclays.com laura.magnani@barclays.com william.prager@barclays.com ryan.laffey@barclays.com 1 All data and product names in this guide are derived from Bloomberg as of July 9, 2012. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the US VolCenter on Barclays Live at live.barclays.com (keyword: USVolCenter).

Equities Exchange Traded Funds (ETFs) Equities Bberg Assets Avg Vol1 Bberg Assets Avg Vol Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt. US Indices: Broad-Based US Indices: Value Total Market Broad-Based Total Market Value VTI Vanguard Total Stock Mkt MZ1USB $21,428 $147.5 u IWW iShares Russell 3000 Value RU30VATR $287 $2.2 IWV iShares Russell 3000 RU30INTR 3,332 24.4 u VXF Vanguard Extended Market SPTRCMI 1,369 6.9 Large Cap Value SCHB Schwab US Broad Market DW25T 1,007 10.5 u IWD iShares Russell 1000 Value RU10VATR $11,795 $125.2 u IYY iShares DJ US Index DJUS 607 4.0 VTV Vanguard Value MZ2USMV 5,781 23.8 TMW SPDR DJ Total Market DWCFT 422 1.3 IVE iShares S&P 500 Value SPTRSVX 4,101 32.1 u ISI iShares S&P 1500 SPTRSUPR 329 1.2 MGV Vanguard Mega Cap 300 Val MZ1USSV 391 1.7 ONEQ Fidelity NASDAQ Composite CCMP 185 1.4 SCHV Schwab US LC Value DWLVT 339 2.2 u NYC iShares NYSE Composite NYA 64 0.3 JKF iShares Mrngstr LC Value MLVLT 237 1.0 VTHR Vanguard Russell 3000 RU30INTR 37 0.4 SPYV SPDR S&P 500 Value SPTRSVX 97 0.5 FMU Focus Mrngstr US Market MSTAR 19 0.3 RPV Guggenheim S&P 500 PureVal SPXPV 82 1.1 WXSP Wilshire 4500 Completion W4500 6 0.0 IWX iShares Russell T200 Value RUTPVATR 67 1.7 WFVK Wilshire 5000 Tot Mrkt W5000FLT 6 0.0 VOOV Vanguard S&P 500 Val SPTRSVX 50 0.4 VONV Vanguard Russell 1000 Val RU10VATR 44 0.3 Large Cap Broad-Based SPY SPDR S&P 500 SPX $104,864 $25,099.6 u Mid Cap Value IVV iShares S&P 500 SPTR 29,898 484.8 u IWS iShares Russell MC Value RUMCVATR $2,996 $30.2 u DIA SPDR DJ Indust Avg INDU 11,222 955.9 u IJJ iShares S&P MC 400 Value MIDV 2,094 14.1 u IWB iShares Russell 1000 RU10INTR 6,285 89.5 u VOE Vanguard MC Value MZ2USI 942 5.0 VOO Vanguard S&P 500 SPXT 4,798 32.5 u JKI iShares Mrngstr MC Value MMVLT 93 0.4 OEF iShares S&P 100 SPTR100 3,878 48.8 u RFV Guggenheim S&P 400 PureVal SPMPV 33 0.4 VV Vanguard LC MZ2USLG 3,328 14.8 u MDYV SPDR S&P MC 400 Value SPTRMV 22 0.2 RSP Guggenheim S&P 500 EW SPXEWI 2,796 48.3 u IVOV Vanguard S&P MC 400 Val SPTRMV 12 0.1 SCHX Schwab US LC DWLT 838 8.2 u XLG Guggenheim Russell Top 50 RTOP50 471 4.0 Small Cap Value MGC Vanguard Mega Cap 300 MZ1USPG 409 2.3 IWN iShares Russell 2000 Value RU20VATR $4,007 $123.5 u JKD iShares Mrngstr LC MLCRT 279 1.6 VBR Vanguard SC Value MZ2USSG 2,021 8.0 u EUSA iShares MSCI USA GDDUUS 140 0.6 IJS iShares S&P SC 600 Value SMLV 1,712 14.9 u JKL iShares Mrngstr SC Value MSVLT 166 1.0 VONE Vanguard Russell 1000 RU10INTR 65 0.7 SLYV SPDR S&P SC 600 Value SPTRSV 122 0.7 NY iShares NYSE 100 NYID 54 0.2 RZV Guggenheim S&P 600 PureVal SPSPV 66 0.6 ELR SPDR DJ LC DWLT 41 0.2 VIOV Vanguard S&P SC 600 Val SPTRSV 16 0.1 IWL iShares Russell T200 RUTPINTR 41 2.0 VTWV Vanguard Russell 2000 Val RU20VATR 12 0.1 EWRI Guggenheim Russell 1000 EW RU1ELCTR 36 0.5 FLG Focus Mrngstr LC MLCP 9 0.1 US Indices: Growth QQQV Global X Nasdaq 500 XNDX500 1 0.0 Total Market Growth IWZ iShares Russell 3000 Gro RU30GRTR $343 $2.5 Mid Cap Broad-Based IJH iShares S&P MC 400 SPTRMDCP $10,253 $98.1 u Large Cap Growth MDY SPDR S&P MC 400 MID 9,613 526.3 u IWF iShares Russell 1000 Gro RU10GRTR $15,586 $167.2 u IWR iShares Russell MC RUMCINTR 5,762 44.8 u VUG Vanguard Growth MZ2USM 7,529 31.6 u VO Vanguard MC MZ2USC 3,552 16.4 u IVW iShares S&P 500 Growth SPTRSGX 7,159 47.3 u SCHM Schwab US MC DWMT 185 2.1 MGK Vanguard Mega Cap 300 Gro MZ1USS 797 3.5 JKG iShares Mrngstr MC MMCRT 146 1.0 SCHG Schwab US LC Growth DWLGT 442 3.1 u EMM SPDR DJ MC DWMT 71 0.5 JKE iShares Mrngstr LC Growth MLGRT 434 1.7 IVOO Vanguard S&P MC 400 SPTRMDCP 54 0.6 IWY iShares Russell T200 Growth RUTPGRTR 339 2.7 EWRM Guggenheim Russell MC EW RUMEMCTR 47 0.6 RPG Guggenheim S&P 500 PureGro SPXPG 306 3.7 FMM Focus Mrngstr MC MMCP 5 0.3 SPYG SPDR S&P 500 Growth SPTRSGX 219 0.9 EWMD Guggenheim S&P 400 EW MIDEWI 3 0.1 VOOG Vanguard S&P 500 Growth SPTRSGX 88 0.7 QQQM Global X Nasdaq 400 MC XNDX400 1 0.0 VONG Vanguard Russell 1000 Gro RU10GRTR 73 1.8 Small Cap Broad-Based Mid Cap Growth IWM iShares Russell 2000 RU20INTR $14,865 $4,797.7 u IWP iShares Russell MC Growth RUMCGRTR $3,121 $36.0 u IJR iShares S&P SC 600 SPTRSMCP 7,407 117.4 u IJK iShares S&P MC 400 Growth MIDG 2,835 30.6 u VB Vanguard SC MZ2USP 4,218 33.9 VOT Vanguard MC Growth MZ2USDG 1,174 9.2 u SCHA Schwab US SC DWST 632 6.6 u RFG Guggenheim S&P 400 PureGro SPMPG 508 9.1 SLY SPDR S&P SC 600 SML 185 0.8 JKH iShares Mrngstr MC Growth MMGRT 156 1.1 JKJ iShares Mrngstr SC MSCRT 135 1.0 IVOG Vanguard S&P MC 400 Gro SPTRMG 84 0.6 VTWO Vanguard Russell 2000 RU20INTR 109 1.3 MDYG SPDR S&P MC 400 Growth SPTRMG 63 0.4 VIOO Vanguard S&P SC 600 SPTRSMCP 30 0.3 EWRS Guggenheim Russell 2000 EW RU2ESCTR 19 0.2 Small Cap Growth FOS Focus Mrngstr SC MSCP 6 0.1 IWO iShares Russell 2000 Gro RU20GRTR $3,909 $163.4 u EWSM Guggenheim S&P 600 EW SMLEWI 5 0.0 VBK Vanguard SC Growth MZ2USPV 2,031 17.0 u IJT iShares S&P SC 600 Growth SMLG 1,618 15.1 u Micro Cap Broad-Based SLYG SPDR S&P SC 600 Growth SPTRSG 151 0.9 IWC iShares Russell Microcap RUMRINTR $480 $5.8 u JKK iShares Mrngstr SC Growth MSGRT 90 1.2 FDM First Trust DJ Sel MicroCap DJSM 45 0.8 RZG Guggenheim S&P 600 PureGro SPSPG 70 1.3 PZI PwrShrs Zacks MicroCap ZAX 31 0.5 VTWG Vanguard Russell 2000 Gro RU20GRTR 20 0.6 WMCR Wilshire Micro-Cap W5KMICRO 16 0.2 VIOG Vanguard S&P SC 600 Gro SPTRSG 17 0.2 1 All average volume calculations in this guide were calculated over the period between January 9, 2012 to July 9, 2012. * Opt. denotes US listed options trading available on the underlying security. 1

Exchange Traded Funds (ETFs) Equities Bberg Assets Avg Vol Bberg Assets Avg Vol Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt. US Sectors US Sectors (continued) Consumer Discretionary Energy (continued) XLY Cons Discret Sector SPDR IXY $3,463 $305.9 u AXEN iShares MSCI ACWIxUS Energy MSWDUENN 5 0.1 XHB SPDR S&P Homebuilders SPSIHOTR 1,337 106.0 u FILL iShares MSCI Glb Energy Prod M1WDSEPI 5 0.1 ITB iShares DJ US Home Constr DJSHMBT 858 15.8 u CHIE Global X China Energy CHIE 4 0.1 XRT SPDR S&P Retail SPSIRETR 702 487.5 u IOIL IQ Global Oil SC IQSMOILT 2 0.1 VCR Vanguard Cons Discret M2US5CDI 472 3.4 SNDS Sustainable NA Oil Sands SNAOSI 2 0.0 FXD First Trust Cons Discr STRQCD 450 6.6 u IYC iShares DJ US Cons Svcs DJUSCYT 297 3.0 Financials RXI iShares S&P Glb Cons Discr SGD 139 1.4 XLF Financial Sector SPDR IXM $6,237 $1,239.7 u PBS PowerShares Dyn Media DZM 130 1.2 KBE SPDR S&P Bank SPSIBK 1,392 103.8 u PEJ PwrShrs Dyn Leisure & Ent DZL 65 1.0 KRE SPDR S&P Regional Bank SPSIRBK 1,127 68.1 u BJK Market Vectors-Gaming WAGRT 60 1.0 VFH Vanguard Financials M2US5FNI 733 4.9 u PSCD PwrShr S&P SC Cons Dis SPSU6CDT 59 0.4 IYF iShares DJ US Financial DJUSFNT 417 26.0 u PMR PowerShares Dyn Retail DWR 57 1.0 IYG iShares DJ US Finan Svcs DJUSFV 207 4.6 u RCD Guggenheim S&P 500 EW CD S25 47 0.6 FXO First Trust Financial STRQFN 204 4.1 u PKB PwrShrs Dyn Build & Constr DWCX 29 0.2 IXG iShares S&P Glb Financials SGFS 149 2.5 PEZ PwrShrs Dyn Cons Discr EZZ 21 0.2 IAT iShares DJ US Reg Banks DJSRBKT 120 1.2 u RTH Market Vectors Retail MVRTHTR 20 9.4 u KBWD PwrShrs KBW High Div Fin KDX 99 0.7 EMDI iShares MSCI EM ConsDisc M1EF0CD 9 0.0 KIE SPDR S&P Insurance SPSIINS 93 12.7 u IPD SPDR S&P Intl Cons Discret SPBMUCUP 8 0.2 PSCF PwrShr S&P SC Finance SPSU6FT 75 0.3 AXDI iShrs MSCI ACWIxUS ConsDisc MSWDUCDN 6 0.0 IAK iShares DJ US Insurance DJSINST 72 0.7 CARZ Frst Trst NASDAQ Global Auto QAUTO 5 0.1 IAI iShares DJ US Broker Dlrs DJSINVT 41 2.1 u FCL Focus Mrngstr Cons Cycl MCCS 3 0.1 KBWB PowerShares KBW Bank BKX 28 9.3 u VROM Global X Auto AUTOSTR 2 0.1 KCE SPDR S&P Capital Markets SPSICM 23 1.7 u VGEM EGShares Cons Svcs GEMS DJECN 2 0.0 KBWR PowerShares KBW Reg Bank na 22 0.8 EUFN iShares MSCI Europe Fin MXEU0FN 21 0.6 Consumer Staples RKH Market Vectors Bank & Brkr MVRKHTR 18 1.2 u XLP Cons Staples Sector SPDR IXR $5,869 $248.6 u PFI PowerShares Dyn Financial EZF 17 0.1 VDC Vanguard Cons Staples M2US5CSI 1,111 5.8 RYF Guggenheim S&P 500 EW Fin S40 15 0.2 PJB PowerShares Dyn Banking DHD 12 0.2 KXI iShares S&P Glb Cons Stap SGCS 501 3.4 QABA Frst Trst NQ ABA Comm Bk ABQI 11 0.1 IYK iShares DJ US Cons Goods DJUSNCT 396 3.6 RWW RevenueShares Financial REVWFINT 9 0.1 FXG First Trust Cons Staples STRQCS 379 4.7 PIC PowerShares Dyn Insurance DWJ 7 0.1 PBJ PwrShrs Dyn Food & Bev DZF 160 3.1 CHIX Global X China Financials CHIF 6 0.2 u RHS Guggenheim S&P 500 EW CS S30 47 0.5 KBWP PowerShares KBW Prop&Cas KPX 6 0.0 PSL PowerShares Dyn Cons Stap EZS 38 0.1 IPF SPDR S&P Intl Financials SPBMU4UP 5 0.1 PSCC PwrShr S&P SC Cons St SPSU6CST 34 0.3 FFL Focus Mrngstr Finl Serv MFSS 4 0.1 IPS SPDR S&P Intl Cons Stap SPBMU3UP 20 0.2 KME SPDR S&P Mortgage Finance SPSIMF 4 0.0 FCD Focus Mrngstr Cons Defensi MCDS 6 0.1 FGEM EGShares Financials GEMS DJEFN 4 0.0 AXSL iShrs MSCI ACWIxUS Cons St MSWDUCSN 3 0.0 BRAF Global X Brazil Financials na 4 0.1 GGEM EGShares Cons Goods GEMS DJECG 2 0.0 EMFN iShares MSCI EM Financials MXEF0FN 3 0.1 KBWX PowerShares KBW Intl Finan KGX 3 0.0 Energy FEFN iShares MSCI Far East Fin MXFA0FN 2 0.0 XLE Energy Sector SPDR IXE $7,264 $1,357.7 u KBWI PowerShares KBW Insurance na 2 0.2 VDE Vanguard Energy M2US5ENI 1,786 19.1 u AXFN iShares MSCI ACWI exUS Fin MXWDUFN 2 0.0 OIH Market Vectors Oil Service MVOIHTR 1,088 185.4 u KBWC PowerShares KBW Cap Mkts na 1 0.1 IXC iShares S&P Glb Energy SGES 1,057 10.2 u IYE iShares DJ US Energy DJUSENT 885 11.3 u Health Care XOP SPDR S&P Oil & Gas E&P SPSIOPTR 743 310.8 u XLV Health Care Sector SPDR IXV $4,652 $302.2 u FCG First Trust ISE Nat Gas FUM 400 8.9 u IBB iShares Nasdaq Biotech NBI 2,042 62.1 u IEZ iShares DJ US Oil Eqp&Svc DJSOEST 347 15.0 u VHT Vanguard Health Care M2US5HCI 856 5.0 IEO iShares DJ US O&G E&P DJSOEPT 304 15.6 u XBI SPDR S&P Biotech SPSIBITR 726 16.1 u XES SPDR S&P O&G Equip&Svcs SPSIOS 252 9.7 u IYH iShares DJ US Healthcare DJUSHC 616 4.8 u KOL Market Vectors-Coal TCOAL 173 15.8 u IXJ iShares S&P Glb Healthcare SGH 567 4.0 PXJ PwrShrs Dyn Oil & Gas Svcs DWO 123 2.7 u FXH First Trust Health Care STRQHC 560 6.1 XPH SPDR S&P Pharmaceuticals SPSIPHTR 486 3.1 PXI PowerShares Dyn Energy EZK 111 1.9 IHE iShares DJ US Pharmaceut DJSPHMT 412 3.1 FXN First Trust Energy STRQEN 104 2.0 IHI iShares DJ US Med Equip DJSMDQT 320 4.3 ENY Guggenheim Canada Energy SWMEID 86 2.3 PJP PowerShares Dyn Pharma DZR 284 2.7 NLR Mkt Vect Nuclear Energy DXNE 78 1.6 u FBT Frst Trst NYSE Arca Biotech BTK 251 6.3 u PXE PwrShrs Dyn Energy E&P DWE 57 0.9 IHF iShares DJ US HC Providers DJSHCPT 250 6.4 u PSCE PwrShr S&P SC Energy SPSU6ET 48 1.9 PPH Market Vectors Pharma MVPPHTR 182 6.9 u GNAT WisdomTree Glb Natl Resour WTIDGNRT 28 0.3 PBE PwrShr Dyn Biotech & Gen DZO 140 0.8 RYE Guggenheim S&P 500 EW Ener S10 23 1.0 PSCH PwrShr S&P SC Healthca SPSU6HCT 124 1.5 FRAK MktVctrs Unconventional O&G MVFRAKTR 16 0.4 u BBH Market Vectors Biotech MVBBHTR 110 1.4 u PKN PwrShrs Glb Nuclear Energy WNAI 13 0.1 RYH Guggenheim S&P 500 EW HC S35 66 2.8 PTH PowerShares Dyn Healthcare EZX 38 0.4 IPW SPDR S&P Intl Energy SPBMU1UP 10 0.1 XHE SPDR S&P HC Equipment SPSIHE 23 0.3 NUCL iShares S&P Glb Nuclr Ener SPGTNEN 10 0.1 IRY SPDR S&P Intl Health Care SPBMUHUP 11 0.2 PKOL PowerShares Global Coal QCOL 10 0.4 XHS SPDR S&P HC Srvs SPSIHP 9 0.1 OGEM EGShares Energy GEMS DJEEO 10 0.2 AXHE iShrs MSCI ACWIxUS Health MSWDUHCN 9 0.1 EMEY iShares MSCI EM Energy MXEF5EN 8 0.0 FHC Focus Mrngstr Health Care MHS 6 0.1 FEG Focus Mrngstr Energy MES 6 0.2 HGEM EGShares HealthCare GEMS DJEHK 2 0.0 * Opt. denotes US listed options trading available on the underlying security. 2 | ETF & ETN Guide Q3 2012

Exchange Traded Funds (ETFs) Equities Bberg Assets Avg Vol Bberg Assets Avg Vol Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt. US Sectors (continued) US Sectors (continued) Industrials Multi-Sector (continued) XLI Industrial Sector SPDR IXI $3,377 $659.9 u PXR PwrShrs EM Infrastruct EIBI 99 1.3 IYT iShares DJ Transportation DJTTR 575 63.1 u LIT Global X Lithium SOLLIT 79 1.2 u IYJ iShares DJ US Industrial DJUSINT 478 5.7 BRXX EGShares Brazil Infr IBRXX 75 0.8 VIS Vanguard Industrials M2US5INI 476 4.0 INXX EGShares India Infr EGSXIIXT 51 0.4 EXI iShares S&P Glb Industrial SGN 170 1.5 QQXT First Trust NDX Ex-Tech NDXM 39 0.4 ITA iShares DJ US Aerosp & Def DJSASDT 92 1.5 CROP IQ Global Agribusiness SC IQSMCROT 35 0.9 u FXR First Trust Industrials STRQIN 82 1.6 SEA Guggenheim Shipping DJGSHT 30 0.6 u PPA PwrShrs Aerospace & Def DXS 48 2.1 FLM First Trust ISE Glb Eng&Cons CVL 30 0.4 PRN PowerShares Dyn Industrial EZL 29 0.6 PSCU PwrShr S&P SC Util SPSU6UT 29 0.2 RGI Guggenheim S&P 500 EW Inds S20 21 0.6 PXN PowerShares Lux Nanotech LUXNI 24 0.1 PSCI PwrShr S&P SC Indust SPSU6IT 17 0.2 BRAQ Global X Brazil Consumer SOLBZLC 23 0.4 FAA Guggenheim Airline AXGALTR 17 0.5 u FONE FrstTrst NDAQ CEA Smrtphn QFON 12 0.1 XAR SPDR S&P Aero & Def SPSIAD 15 0.2 GRID First Trust NQ Smart Grid QGRD 12 0.1 XTN SPDR S&P Transportation SPSITN 13 0.2 CHXX EGShares China Infr ICHXX 10 0.2 IPN SPDR S&P Intl Industrials SPBMU2UP 8 0.3 HECO Huntington EcoLogical Strat na 6 0.7 FIL Focus Mrngstr Industrials MIS 5 0.0 VEGI iShares MSCI Glb Agri Prod M1WDSGPI 5 0.1 CHII Global X China Industrials CHII 4 0.1 u QQQE Direxion NASDAQ-100 EW NDXE 4 0.6 AXID iShrs MSCI ACWIxUS Indust MSWDUINN 2 0.0 INCO EGShares India Consumer IINCOT 2 0.0 IGEM EGShares Industrial GEMS DJEID 2 0.0 Real Estate Materials VNQ Vanguard REIT RMZ $13,532 $125.9 u GDX Market Vectors Gold Miners GDM $8,109 $700.3 u IYR iShares DJ US Real Estate DJUSRET 4,134 472.2 u GDXJ Mkt Vect Junior Gold Miners MVGDXJTR 2,135 97.6 u ICF iShares C&S Realty Majors RMP 2,966 41.6 u XLB Materials Sector SPDR IXB 1,939 453.5 u RWX SPDR DJ Intl Real Estate DWXRSN 2,738 16.8 XME SPDR S&P Metals & Mining SPSIMM 766 240.1 u RWR SPDR DJ REIT DWRTF 1,997 16.6 u VAW Vanguard Materials M2US5MTI 615 5.7 u IFGL iShares F E/N Devel RExUS TRGXUU 876 3.1 IYM iShares DJ US Basic Mat DJUSBMT 470 45.7 u REM iShares FTSE NAREIT Mrtge TFNMRC 484 3.1 u MXI iShares S&P Glb Materials SGM 464 5.4 RWO SPDR DJ Glb Real Estate DWGRSN 451 3.1 SIL Global X Silver Miners SOLGLOSI 280 12.0 u FRI First Trust S&P REIT SPREIT 393 4.4 u REMX MrktVctrs RareEarth/StratMet MVREMXTR 162 5.0 u SCHH Schwab US REIT DWRTFT 317 2.9 URA Global X Uranium SOLURA 151 4.3 u VNQI Vanguard GlblxUS Real Est SPBMGUU 274 1.7 WOOD iShares S&P Glb Timb&For SPGTTFT 148 1.8 REZ iShares FTSE NAREIT Resid TFN17C 208 2.0 FXZ First Trust Materials STRQMT 129 5.3 u WPS iShares S&P DevelxUS Prpty SPBMWUUT 128 0.6 SLX Market Vectors Steel STEEL 122 6.4 u DRW WisdomTree GlblxUS RealEst WTIRGRET 103 0.9 CUT Guggenheim Timber CGTBR 117 1.7 FFR Frst Trst EPRA/NAREIT Glb UNGL 86 0.6 PYZ PwrShrs Dyn Basic Material EZBX 51 0.7 GRI C&S Global Realty Majors GRM 67 0.3 CU First Trust ISE Glb Copper ISC 42 4.6 u FTY iShares FTSE NAREIT RE 50 FNR5TR 60 0.6 PSAU PwrShrs Glb Gold&PrecMet QGLD 32 0.4 MORT Market Vectors Mortg REIT MVMORTTR 50 0.4 RTM Guggenheim S&P 500 EW Mats S15 32 0.3 ROOF IQ US Real Estate SC IQSMREST 29 0.1 RING iShrs MSCI Glb Gold Miners M1WDS1MI 31 0.4 IFNA iShares FTSE E/N North Am TRGNAU 26 0.1 GLDX Global X Gold Explorers SOLGLDX 28 0.6 u IFAS iShares FTSE E/N Asia TRGASU 20 0.2 COPX Global X Copper Miners SOLGLOCO 27 1.6 u TAO Guggenheim China RE ACNRET 20 0.5 u CCXE WisdomTree Comm Country WTIDCCET 27 0.3 RTL iShares FTSE NAREIT Retail TFN20C 19 0.2 SOIL Global X Fertilizer/Potash SOLFERT 25 0.7 IFEU iShares FTSE E/N Europe NUPRA 13 0.2 EMT EGShares EM Met & Min DJEMT 12 0.2 KBWY PwrShrs KBW Prem Yld REIT KYX 11 0.1 IRV SPDR S&P Intl Materials SPBMU6UP 11 0.3 FNIO iShares FTSE NAREIT Indu TFN13C 10 0.1 PLTM First Trust ISE Glb Platin ORE 8 0.3 u WREI Wilshire US REIT WILREIT 9 0.2 EMMT iShares MSCI EM Materials MXEF0MT 7 0.1 FRL Focus Mrngstr Real Estate MRETS 6 0.1 PSCM PwrShr S&P SC Mater SPSU6MT 4 0.1 GGGG Global X Pure Gold Miners SOLGGGG 4 0.1 Technology FBM Focus Mrngstr Basic Mat MBMS 4 0.1 XLK Technology Sector SPDR IXT $9,228 $294.6 u PICK iShrs MSCI GlbSel Met&Min M1WDS1PI 4 0.2 VGT Vanguard Technoloy M2US5ITI 2,355 12.9 u PSTL PowerShares Global Steel QSTL 3 0.1 IYW iShares DJ US Technology DJUSTCT 1,458 14.0 u AXMT iShrs MSCI ACWIxUS Mater MSWDUMTN 2 0.1 IGV iShares S&P NA Software SPGSTISO 592 7.3 u CHIM Global X China Materials CHIMAT 2 0.1 IXN iShares S&P Glb Technology SGI 555 4.3 ALUM Global X Aluminum SOLALU 2 0.1 IGM iShares S&P NA Technology SPGSTI 458 2.5 LGEM EGShares Basic Mat GEMS DJEBM 2 0.0 FDN First Trust DJ Internet DJINET 430 8.2 u SLVP iShrs MSCI Glb Silv Miners M1WDSSMI 2 0.1 SMH Market Vectors Semicons MVSMHTR 318 57.4 u SOXX iShares PHLX SOX Semicond SOX 220 16.3 u Multi-Sector FXL First Trust Technology STRQTC 218 3.8 QQQ PowerShares QQQ NDX $33,251 $3,511.8 u IGN iShares S&P NA MMedia Ntwk SPGSTIIP 210 3.5 u MOO Mkt Vectors Agribusiness DXAG 5,359 71.0 u MTK SPDR MS Technology MSH 162 0.7 IGE iShares S&P NA Nat Res SPGSSINR 1,623 12.4 u QTEC First Trust NDX Technology NDXT 133 4.6 u IGF iShares S&P Glb Infrastruc SPGTINNT 430 2.3 RYT Guggenheim S&P 500 EW Tech S45 130 1.3 ECON EGShares EM Consumer Titan DJECON 403 2.7 QQEW First Trust NDX Equal Wgt NDXE 84 1.3 u GUNR FlxShr Glb Upstream NatRes MUNRT 384 2.2 PSCT PwrShr S&P SC Info Tech SPSU6TT 82 0.9 GNR SPDR S&P Glb Nat Resour SPGNRUP 359 2.5 SKYY First Trust ISE Cloud Comp CPQ 70 1.3 u HAP Market Vectors Hard Assets RVEIT 135 1.8 PXQ PowerShares Dyn Networking DZN 60 1.8 u EMIF iShares S&P EM Infrastruc SPGEIFDT 118 0.6 PNQI PwrShrs NASDAQ Internet QNET 50 0.7 CHIQ Global X China Consumer CHIQ 111 1.7 u PSJ PowerShares Dyn Software DZC 48 0.5 PAGG PwrShrs Global Agriculture QAGR 107 1.1 XSD SPDR S&P Semiconductor SPSISCTR 37 3.8 * Opt. denotes US listed options trading available on the underlying security. 3

Exchange Traded Funds (ETFs) Equities Bberg Assets Avg Vol Bberg Assets Avg Vol Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt. US Sectors (continued) International (continued) Technology (continued) Global (continued) PTF PowerShares Dyn Technology EZV 29 0.2 TOK iShares MSCI Kokusai NDDUKOK $586 $0.7 CQQQ Guggenheim China Tech ACNITTR 20 0.5 u CWI SPDR MSCI ACWI ex-US NDUEACWZ 390 3.0 PSI PwrShrs Dyn Semiconductors DZE 19 0.4 GWL SPDR S&P World ex-US SCRTWU 301 1.3 SOCL Global X Social Media SOCL 19 0.5 u SCHC Schwab Intl Small-Cap GPSCW002 153 1.1 u XSW SPDR S&P Software & Srvs SPSISS 18 0.2 DGT SPDR Global Dow GDOWD 91 0.7 IPK SPDR S&P Intl Technogy SPBMUTUP 12 0.1 ADRD BLDRS DM 100 ADR BKTDM 47 0.2 FTQ Focus Mrngstr Technology MTS 7 0.1 MDD SPDR S&P Intl MC SPBMUMUP 33 0.2 AAIT iShrs MSCI AC Asia InfoTech MSIAITNU 5 0.0 IFSM iShares FTSE Dev SC ex NA FSZUDXNA 25 0.2 QQQC Global X NASDAQ China Tech CHIT 3 0.1 URTH iShares MSCI World NDDUWI 21 0.0 AXIT iShrs MSCI ACWIxUS Info Te MSWDUITN 2 0.0 EWEF Guggenheim MSCI EAFE EW M2EAEWGT 10 0.2 QGEM EGShares Technology GEMS DJETX 2 0.0 DBEF db-X MSCI EAFE Crncy-Hdg M0EFHUSD 9 0.4 ACIM SPDR MSCI ACWI IMI MXWDIM 5 0.0 Telecommunications IYZ iShares DJ US Telecomm DJSTELT $522 $10.1 u Asia Pacific IXP iShares S&P Glb Telecomm SGT 516 3.6 EWJ iShares MSCI Japan NDDUJN $4,961 $258.3 u VOX Vanguard Telecomm M2US5TCI 471 3.4 EPP iShares MSCI Pacific ex-JP NDDUPFXJ 2,997 39.1 u IST SPDR S&P Intl Telecomm SPBMU5UP 18 0.2 EWA iShares MSCI Australia NDDUAS 2,306 94.4 u FCQ Focus Mrngstr Comm MCSS 5 0.0 AAXJ iShares MSCI AC Asia ex JP NDUECAXJ 1,784 34.5 u XTL SPDR S&P Telecom SPSITE 4 0.3 EWH iShares MSCI Hong Kong NDDUHK 1,586 90.7 u TGEM EGShares Telecom GEMS DJETS 4 0.0 VPL Vanguard MSCI Pacific NDDUP 1,553 10.1 u AXTE iShrs MSCI ACWIxUS Teleco MSWDUTCN 3 0.0 EWS iShares MSCI Singapore NDDUSG 1,387 32.6 u NKY MAXIS Nikkei 225 Index NKY 187 3.2 u Utilities AIA iShares S&P Asia 50 SPAS50NT 183 1.6 XLU Utilities Sector SPDR IXU $6,618 $254.8 u ENZL iShares MSCI NZ Inves Mkt MIMUNZLN 111 1.3 VPU Vanguard Utilities M2US5UTI 1,154 5.4 JSC SPDR Russ/Nom Japan SC RNIRIS 79 1.1 IDU iShares DJ US Utilities DJUSUTT 712 4.5 u ITF iShares S&P/TOPIX 150 SPTR150N 71 0.5 JXI iShares S&P Glb Utilities SGU 268 1.8 SCJ iShares MSCI Japan SC NCUAJN 48 0.7 FXU First Trust Utilities STRQUT 148 3.6 ADRA BLDRS Asia 50 ADR BKTAS 28 0.1 RYU Guggenheim S&P 500 EW Util S55 49 0.5 JPP SPDR Russ/Nom Prime JP RNPRI 14 0.1 PUI PowerShares Dyn Utilities DWU 42 0.7 KROO IQ Australia SC IQSMAUST 13 0.3 GII SPDR Glb Infrastruct 100 MCGIGIDT 35 0.2 AXJS iShares MSCI AC Asia ex JP MXASJSC 11 0.0 DBU WisdomTree GlobalxUS Util WTIDGXUT 27 0.2 EWHS iShares MSCI HK SC NCUAHK 5 0.0 IPU SPDR S&P Intl Utilities SPBMUUUP 13 0.1 DBJP db-X MSCI Japan Crncy-Hdg M0JPHUSD 5 0.1 FUI Focus Mrngstr Utilities MUS 7 0.0 EWSS iShares MSCI Singapore SC NCUASG 3 0.0 AXUT iShrs MSCI ACWIxUS Utilit MSWDUUTN 6 0.1 EWAS iShares MSCI Australia SC NCUAAS 2 0.1 UGEM EGShares Utilities GEMS DJEUT 3 0.0 Europe Water & Clean Energy EWG iShares MSCI Germany NDDUGR $2,545 $108.5 u PHO PowerShares Water Resour GWATUSL $771 $4.2 u VGK Vanguard MSCI European NDDUE15 2,375 86.2 u PIO PowerShares Global Water GWATERL 215 1.3 EWU iShares MSCI UK NDDUUK 1,310 33.5 u CGW Guggenheim S&P Glb Water SPGTAQTR 193 1.0 IEV iShares S&P Europe 350 SPTR350N 852 13.2 u PBW PwrShrs WH Clean Energy ECO 145 2.3 u EZU iShares MSCI EMU NDDUEMU 643 15.5 u PZD PowerShares Cleantech CTIUS 69 0.4 FEZ SPDR EURO STOXX 50 SX5U 611 5.2 u PBD PwrShrs Glb Clean Energy NEX 64 0.5 EWL iShares MSCI Switzerland NDDUSZ 513 6.3 u FIW First Trust ISE Water HHO 62 0.4 u EWQ iShares MSCI France NDDUFR 287 11.0 u TAN Guggenheim Solar SUNIDX 48 3.3 u EWD iShares MSCI Sweden NDDUSW 286 9.4 GEX Mkt Vec Glb Alt Energy AGIXLT 46 0.8 u EWP iShares MSCI Spain NDDUSP 163 14.1 u PUW PwrShrs WH Progr Energy WHPRO 42 0.2 EWI iShares MSCI Italy NDDUIT 140 7.1 u ICLN iShares S&P Glb Clean En SPGTCLNT 27 0.4 EIS iShares MSCI Israel Capped MISCNU 64 1.8 FAN First Trust Glb Wind Ener GWE 20 0.4 EWO iShares MSCI Austria IMI MIMUATAN 53 2.9 EVX Mkt Vec Environment Svcs AXENV 19 0.1 EWN iShares MSCI Netherl IMI MIMUNETN 52 2.4 QCLN First Trust NQ Green Energy CELS 16 0.1 NORW Global X Norway 30 NORWAY30 43 1.1 KWT Market Vectors Solar Ener SOLRXT 10 0.5 u FEU SPDR STOXX 50 SX5P 30 0.2 PWND PwrShrs Global Wind Energy QWND 9 0.1 EWK iShares MSCI Belgium IMI MIMUBELN 24 1.5 GXF Global X FTSE Nordic Reg N30X 23 0.4 International ADRU BLDRS Europe 100 ADR BKTEUR 13 0.1 Global EIRL iShares MSCI Irelnd Cap IMI MSEUII$N 7 0.1 EFA iShares MSCI EAFE NDDUEAFE $33,860 $1,164.2 u GREK Global X FTSE Greece 20 ASECU 6 0.2 VEA Vanguard MSCI Euro Pac NDDUEAFE 8,197 79.3 u ENOR iShares MSCI Norway Cap IMI M1NO5IM 5 0.2 VEU Vanguard FTSE All-Wrld xUS GPVAN2TR 6,538 43.1 u GERJ Market Vectors Germany SC MVGERJTR 5 0.1 ACWI iShares MSCI ACWI NDUEACWF 2,614 28.8 u EDEN iShares MSCI DK Cap IMI M1DK5IM 3 0.2 SCZ iShares MSCI EAFE SC NCUDEAFE 1,378 13.2 u EWUS iShares MSCI UK SC NCUDUK 3 0.0 VT Vanguard Total World FTAW01 1,242 7.5 u EWGS iShares MSCI Germany SC NCUDGR 3 0.1 EFV iShares MSCI EAFE Value NDUVEAFF 1,197 7.6 u EFNL iShares MSCI FI Cap IMI M1FI5IM 2 0.1 EFG iShares MSCI EAFE Growth NDUGEAFF 1,148 6.2 u IOO iShares S&P Global 100 SPTR100N 973 6.8 North America ACWX iShares MSCI ACWI ex US NDUEACWZ 933 9.0 EWC iShares MSCI Canada NDDUCA $4,093 $77.4 u VSS Vanguard FTSE AWxUS SC FSMUGXUS 924 5.2 CNDA IQ Canada SC IQSMCANT 24 1.1 u VXUS Vanguard Total Intl Stock MIMUAWUN 818 5.0 DBCN db-X MSCI Canada Crncy-Hdg M0CAHUSD 4 0.0 SCHF Schwab International Equity FTAD02 725 4.6 u EWCS iShares MSCI Canada SC NCUDCA 4 0.1 GWX SPDR S&P Intl SC STBMWUU2 641 4.7 TSXV GlblX SPTSX Venture 30 Can VXTUAR 2 0.1 * Opt. denotes US listed options trading available on the underlying security. 4 | ETF & ETN Guide Q3 2012

Exchange Traded Funds (ETFs) Equities Bberg Assets Avg Vol Bberg Assets Avg Vol Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt. International (continued) International (continued) Emerging Markets – Global Emerging Markets – Regional (continued) VWO Vanguard MSCI EM NDUEEGF $50,899 $993.0 u MES Market Vectors Gulf States DJMEST 11 0.2 EEM iShares MSCI Emg Mkts NDUEEGF 33,846 2,633.1 u EEME iShares MSCI EM EMEA NDDUEMEA 10 0.1 EWX SPDR S&P Emerging SC SPBMKSUP 845 7.0 RSXJ Market Vectors Russia SC MVRSXJTR 9 0.1 SCHE Schwab Emrg Markets Equity FTAG01 498 4.8 u AND Global X FTSE Andean 40 ANDEAN40 9 0.1 ADRE BLDRS EM 50 ADR BKTEM 351 2.5 SKOR IQ South Korea SC IQSMKORT 6 0.3 GMM SPDR S&P Emg Mkts STBMEMU 202 1.5 EEML iShares MSCI EM LatAm NDUEEGFL 5 0.0 FRN Guggenheim Frontier Mkts BKNFRR 141 1.8 SMIN iShares MSCI India SC MXINSC 4 0.1 EWEM Guggenheim MSCI EM EW M2EFEWGT 13 0.2 IDXJ Mrk Vectors Indonesia SC MVIDXJTR 4 0.1 AGEM EGShares GEMS Composite DJEEG 12 0.2 GMFS SPDR S&P SC EM AsiaPac SPAE2BUN 4 0.0 EGRW iShares MSCI EM Growth NDUEEGFN 10 0.0 DBBR db-X MSCI Brazil Crncy-Hdg M0BRHUSD 4 0.0 EVAL iShares MSCI EM Value NUVEEMVN 9 0.0 ARGT Global X FTSE Argentina 20 ARG20 3 0.1 EEMS iShares MSCI EM SC MSLUEMRN 9 0.2 COLX Market Vectors Colombia MVCOLXTR 3 0.0 DBEM db-X MSCI EM Crncy-Hdg M0EMHUSD 4 0.1 EMFT SPDR MSCI EM 50 MXEF50 4 0.0 Leveraged – Equities EMER IQ Emerging Mkts MC IQMDEMGT 2 0.0 SSO ProShares Ultra S&P500 SPX $1,506 $655,743,488.0 u FAS Direxion Daily Finan Bull 3X RGUSFL 1,224 748,256,320.0 u Emerging Markets – Regional UYG ProShares Ultra Financials DJUSFN 758 104,463,288.0 u EWZ iShares MSCI Brazil NDUEBRAF $7,253 $1,027.3 u TNA Direxion Daily SC Bull 3X RTY 715 887,072,960.0 u FXI iShares FTSE China 25 GPDEU3TR 4,620 726.4 u QLD ProShares Ultra QQQ NDX 676 344,987,648.0 u EWY iShares MSCI South Korea NDEUSKO 2,610 190.2 u UWM ProShares Ultra R2000 RTY 435 86,978,584.0 u EWT iShares MSCI Taiwan NDEUSTW 2,081 138.0 u URE ProShares Ultra RealEstate DJUSRE 377 25,400,524.0 u RSX Market Vectors Russia DXRPUS 1,657 156.5 u ERX Direxion Daily Ener Bull 3X RGUSEL 369 160,444,320.0 u ILF iShares S&P Latin Amer 40 SPTRL40N 1,617 73.7 u EDC Direxion Daily EM Bull 3X MXEF 330 79,104,520.0 u EWW iShares MSCI Mexico IMI MIMUMEXN 1,189 159.2 u UVXY ProShares Ultra VIX ShrTrm SPVXSPID 286 78,492,600.0 u EWM iShares MSCI Malaysia NDDUMAF 894 30.4 u UPRO ProShares UltraPro SP500 SPX 247 183,402,880.0 u GXC SPDR S&P China SCRTCN 789 9.8 u DIG ProShares Ultra Oil & Gas DJUSEN 243 49,165,616.0 u BKF iShares MSCI BRIC NDUEBRIC 718 8.5 NUGT Direxion Gld Mnrs Bull 2X GDM 225 19,175,718.0 u THD iShares MSCI Thailand MIMUTHAN 614 18.0 TQQQ ProShares UltraPro QQQ NDX 216 71,374,568.0 u ECH iShares MSCI Chile IMI MIMUCHLN 586 16.3 u DDM ProShares Ultra Dow30 INDU 208 70,149,416.0 u EZA iShares MSCI South Africa NDEUSSA 485 19.5 u SPXL Direxion Daily SPX Bull 3X SPX 195 113,258,648.0 u TUR iShares MSCI Turkey MIMUTURN 458 15.6 UYM ProShares Ultra Basic Mat DJUSBM 169 40,460,364.0 u BRF Market Vectors Brazil SC MVBRFTR 458 12.8 u TECL Direxion Daily Tech Bull 3X IXT 148 41,400,448.0 u GMF SPDR S&P EM Asia Pacific STBMAEU 394 5.8 URTY ProShares UltraPro R2000 RTY 98 31,244,232.0 u EPU iShares MSCI All Peru MXPECAPD 393 15.3 u DRN Direxion Daily RE Bull 3X RMZ 92 28,653,972.0 u MCHI iShares MSCI China NDEUCHF 382 3.2 u ROM ProShares Ultra Technology DJUSTC 85 3,541,810.8 u PIN PowerShares India III 375 12.1 u SOXL Direxion Semicond Bull 3X SOX 83 18,715,108.0 u IDX Market Vectors Indonesia MVIDXTR 360 13.7 MVV ProShares Ultra SP 400 MID 81 16,231,866.0 u EEB Guggenheim BRIC BKBRICT 354 3.8 u RSU Guggenheim 2X S&P 500 SPX 60 2,552,820.5 u VNM Market Vectors Vietnam MVVNMTR 289 3.8 UDOW ProShares UltraPro Dow30 INDU 47 15,954,180.0 u BIK SPDR S&P BRIC 40 SPTRBRIC 280 3.4 RXL ProShares Ultra HealthCare DJUSHC 39 750,003.1 EIDO iShares MSCI Indonesia IMI MIMUINON 266 7.9 YINN Direxion Daily China 3X Bull BKTCN 38 3,195,547.5 u INDY iShares S&P India Nifty 50 BXTRNIFT 233 3.1 u MIDU Direxion Daily MC Bull 3X MID 38 5,643,742.0 u PGJ PwrShr Golden Dragon China HXC 202 1.4 u USD ProShares Ultra Semicond DJUSSC 32 3,125,276.5 u GXG Global X FTSE Colombia 20 COLOM20 178 3.1 LBJ Direxion Daily LatAm 3X Bull SPTRL40N 28 2,223,141.3 u HAO Guggenheim China SC ACNSC 165 3.5 u BIB ProShr Ult Nasdaq Biotech NBI 28 631,875.3 EPHE iShares MSCI Philippines IMI MIMUPHIN 145 2.4 XPP ProShares Ultra FTSE China XINOU 25 2,468,085.5 u ERUS iShares MSCI Russia Capped MSEURU$N 126 2.6 GASL Direxion Nat Gas Bull 2X FUM 25 1,725,716.4 u GML SPDR S&P EM Lat Am SCRTLA 116 2.0 UMDD ProShares UltraPro Mid400 MID 24 4,695,356.5 u EPOL iShares MSCI Poland IMI MIMUPOLN 115 3.3 INDL Direxion India Bull 3X III 24 1,013,584.4 GAF SPDR S&P EM Middle East STBMMEU 86 0.9 EET ProShares Ultra MSCI EM MXEF 23 1,101,730.4 u GUR SPDR S&P Emerging Europe STBMEECQ 78 3.1 u RUSL Direxion Russia Bull 3X DXRPUS 22 1,960,851.8 u AFK Market Vectors-Africa DJAFKT 77 0.8 SAA ProShares Ultra S&P600 SML 22 1,104,649.9 u FNI First Trust ISE Chindia ICK 67 0.8 u EZJ ProShares Ultra MSCI Japan MXJP 19 1,264,259.3 RBL SPDR S&P Russia SPCQXRUP 62 2.3 DZK Direxion Daily DM Bull 3X MXEA 18 1,386,634.8 u YAO Guggenheim China All-Cap ACNACTR 51 0.5 u UPW ProShares Ultra Utilities DJUSUT 17 350,189.7 EWZS iShares MSCI Brazil SC MSLUBRZN 45 0.6 UXI ProShares Ultra Industrial DJUSIN 17 1,038,548.1 u SCIF Market Vectors India SC MVSCIFTR 44 0.9 u UKK ProShares Ultra R2000 Gro RUO 14 792,580.4 BICK First Trust BICK BIQ 42 1.0 UKF ProShares Ultra R1000 Gro RLG 13 159,975.6 EGPT Market Vectors Egypt Index MVEGPTTR 42 1.3 UGE ProShares Ultra Cons Goods DJUSNC 13 272,640.8 PLND Market Vectors Poland MVPLNDTR 32 0.9 UBR ProShares Ultra MSCI Braz MXBR 11 674,554.6 FCHI iShares FTSE China HK List CH80 29 0.3 UKW ProShares Ultra RussMCGro RDG 11 335,339.9 ASEA Global X Asean 40 ASEAN40 28 0.2 UCC ProShares Ultra Cons Svcs DJUSCY 10 133,710.0 SCIN EGShares India SC ISCIN 22 0.4 RETL Direxion Retail Bull 3X RU1SSRTL 9 210,920.6 BRAZ Global X Brazil MC SOLBRAZ 20 0.2 EFO ProShares Ultra MSCI EAFE MXEA 9 202,788.6 EEMA iShares MSCI EM Asia NDUEEGFA 20 0.2 UVT ProShares Ultra R2000 Val RUJ 9 253,351.9 ESR iShares MSCI EM East Eur NDUEEMEE 19 0.7 UVU ProShares Ultra RussMCVal RMV 6 126,264.4 INDA iShares MSCI India NDEUSIA 18 0.2 UVG ProShares Ultra R1000 Val RLV 5 64,329.9 PMNA PwrShr MENA Frontier Cntry QMEA 16 0.1 KRU ProShares Ult KBW Reg Bank KRX 5 227,664.7 PEK Market Vectors China CSIR0300 16 0.2 CURE Direxion HlthCr Bull 3X IXV 5 93,796.7 ECNS iShares MSCI China SC MSLUCHNN 15 0.2 UWC ProShares Ultra R3000 RAY 4 55,520.2 LATM Mkt Vect LatAm SC MVLATMTR 12 0.2 BRIL Direxion BRIC Bull 3X BKBRIC 4 200,650.8 * Opt. denotes US listed options trading available on the underlying security. 5

Exchange Traded Funds (ETFs) Equities Bberg Assets Avg Vol Bberg Assets Avg Vol Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt. Leveraged – Equities (continued) Inverse – Equities (continued) LTL ProShares Ultra Telecomm DJSTEL 4 112,383.6 GASX Direxion Nat Gas Bear 2X FUM 4 356,389.2 u MATL Direxion Basic Mat Bull 3X IXB 4 309,983.7 BIS ProShr UltShrt Nsdq Biotech NBI 4 102,326.9 UPV ProShr Ultra MSCI Europe MXEU 4 158,227.3 SDP ProShares UltSh Utilities DJUSUT 3 170,135.2 COWL Direxion Agribus Bull 3X DXAG 2 331,575.6 BRIS Direxion BRIC Bear 3X BKBRIC 3 77,097.8 UMX ProShr Ultra MSCI Mex IMI MZMXI 2 26,889.6 SZK ProShares UltSh Cons Good DJUSNC 3 109,772.3 UXJ ProShr Ult MSCI Pac ex JP MXPCJ 1 89,295.9 SICK Direxion HlthCr Bear 3X IXV 2 29,888.3 SFK ProShares UltSh R1000 Gro RLG 2 170,232.8 Inverse – Equities RETS Direxion Retail Bear 3X RU1SSRTL 2 138,369.5 SDS ProShares UltraShort SP500 SPX $1,889 $583,183,616.0 u SDK ProShares UltSh RussMCGr RDG 2 95,766.6 SH ProShares Short S&P500 SPX 1,883 174,329,712.0 u JPX ProShares UltSh MSCI PxJP MXPCJ 2 49,020.3 TZA Direxion Daily SC Bear 3X RTY 827 677,351,616.0 u TLL ProShares UltSh Telecomm DJSTEL 2 75,635.8 FAZ Direxion Daily Finan Bear 3X RGUSFL 788 647,122,624.0 u SJF ProShares UltSh R1000 Val RLV 2 59,103.4 QID ProShares UltraShort QQQ NDX 552 277,473,536.0 u SMK ProShares UltSh MSCI Mex MZMXI 2 94,361.3 SPXU ProShares UltPro Shrt SP500 SPX 516 162,441,344.0 u TWQ ProShares UltraShort R3000 RAY 2 65,304.7 RWM ProShares Short R2000 RTY 414 48,483,872.0 u SJL ProShares UltSh RussMCVa RMV 1 61,322.3 TWM ProShares UltSh R2000 RTY 317 165,181,056.0 u MATS Direxion Basic Mat Bear 3X IXB 1 217,831.9 EUM ProShares Short MSCI EM MXEF 280 6,711,798.0 COWS Direxion Agribus Bear 3X DXAG 1 136,169.1 DXD ProShares UltraShort Dow30 INDU 276 56,678,500.0 u DOG ProShares Short Dow30 INDU 258 27,281,466.0 u Dividend PSQ ProShares Short QQQ NDX 242 28,702,654.0 u Domestic EPV ProShares UltSh MSCI Eur MXEU 236 11,237,820.0 u VIG Vanguard Div Appreciation MERGDVGT $11,049 $ 60,834,420.0 u SKF ProShares UltSh Financials DJUSFN 230 101,711,000.0 u DVY iShares DJ Select Dividend DJDVY 10,389 68,032,704.0 u EFZ ProShares Short MSCI EAFE MXEA 211 9,499,920.0 u SDY SPDR S&P Dividend SPHYDATR 9,069 55,143,628.0 u FXP ProShares UltSh FTSE China FXTID 197 13,956,559.0 u VYM Vanguard High Div Yield TGPVAN 3,634 16,945,914.0 u SPXS Direxion Daily SPX Bear 3X SPX 158 83,995,424.0 u HDV iShares High Div Equity MDYFT 1,712 11,224,905.0 SQQQ ProShares UltraPro Shrt QQQ NDX 137 45,529,456.0 u DLN WisdomTree LC Div WTLDITR 1,153 6,884,534.5 u SRS ProShares UltSh Real Est DJUSRE 127 23,027,592.0 u DTN WisdomTree Dividend ex Fin WTDXFTR 1,077 7,569,442.0 u EDZ Direxion Daily EM Bear 3X MXEF 127 44,288,332.0 u FDL First Trust Mrngstr Div MDL 591 3,590,324.5 DHS WisdomTree Equity Income WTHYE 495 2,912,245.0 SEF ProShares Short Financials DJUSFN 95 5,529,903.0 u FVD First Trust Value Line Div VLFVD 460 1,968,821.1 EEV ProShares UltSh MSCI EM MXEF 95 17,222,624.0 u SCHD Schwab US Dividend Equity DJUSDIVT 401 4,516,435.0 SDOW ProShares UltraPro Shrt D30 INDU 69 18,627,960.0 u DON WisdomTree MC Div WTMDITR 343 2,117,310.0 SRTY ProShares UltraPro Shrt R2 RTY 67 17,796,446.0 u DES WisdomTree SC Div WTSDITR 325 1,586,097.3 ERY Direxion Daily Ener Bear 3X RGUSEL 63 44,907,272.0 u PEY PowerShares HY Equity Div DAY 290 2,395,037.3 DUG ProShares UltSh Oil & Gas DJUSEN 59 35,826,764.0 u DTD WisdomTree Total Dividend WTDITR 287 1,197,351.8 SMN ProShares UltSh Basic Mat DJUSBM 48 18,062,808.0 u PFM PowerShares Div Achievers DAAX 244 2,031,581.3 RSW Guggenheim Inv 2X S&P 500 SPX 40 2,918,191.3 u LVL Guggenheim S&P Glb Div SPGTGDOT 49 504,343.4 MZZ ProShares UltraSh SP 400 MID 33 7,140,523.5 u HDIV Russell High Div Yield R1DVLCT 15 207,955.7 TECS Direxion Daily Tech Bear 3X IXT 32 10,522,271.0 u DIVS Russell SC High Div Yield R2DVSCT 3 43,477.1 REK ProShares Shrt Real Estate DJUSRE 29 794,702.3 SDOG ALPS Sector Dividend Dogs na 3 410,873.1 MYY ProShares Short SP 400 MID 27 2,541,783.8 SVXY ProShares Short VIX ShrTrm SPVXSPID 24 13,049,537.0 u International SOXS Direxion Semicond Bear 3X SOX 23 8,950,210.0 u DEM WisdomTree EM Equity WTEMHYTR $3,769 $27,149,918.0 u DUST Direxion Gld Mnrs Bear 2X GDM 21 8,095,994.0 u IDV iShares DJ EPAC Select Div DJEPCSDT 925 8,114,646.0 u SBB ProShares Short S&P600 SML 21 1,090,727.0 DGS WisdomTree EM SC Div WTEMSCTR 922 7,904,668.0 u EFU ProShares UltSh MSCI EAFE MXEA 19 2,109,074.8 u DWX SPDR S&P Intl Dividend SPGTDOU 801 8,248,608.5 SDD ProShares UltraShort SP600 SML 19 977,465.9 PID PowerShares Internat Div DAT 656 3,420,432.8 DRV Direxion Daily RE Bear 3X RMZ 19 9,173,467.0 u DXJ WisdomTree Japan Hedge Div WTIDJTRH 637 7,140,548.0 u MIDZ Direxion Daily MC Bear 3X MID 16 1,395,696.1 u DWM WisdomTree DEFA WTIDFATR 381 1,891,785.3 YANG Direxion Daily China 3X Bear BKTCN 15 936,448.7 u DLS WisdomTree Intl SC Div WTIDSCTR 377 1,496,540.5 DPK Direxion Daily DM Bear 3X MXEA 14 2,212,022.0 u DOO WisdomTree Intl Div WTIDXFTR 316 3,000,055.5 BZQ ProShares UltSh MSCI Brazil MXBR 14 1,834,232.4 u EDIV SPDR S&P EM Dividend SPGTEDUN 309 2,638,945.8 SSG ProShares UltSh Semicond DJUSSC 14 2,374,283.5 u DFJ WisdomTree Japan SC Div WTIDJSTR 181 2,343,125.5 u SBM ProShares Shrt Basic Mat DJUSBM 11 478,237.6 FGD First Trust DJ Glb Sel Div DJGSD 173 1,693,706.8 SMDD ProShares UltraPro Shrt SP4 MID 11 2,585,878.5 u DTH WisdomTree DEFA Eqty Inc WTIDHYTR 161 854,627.8 YXI ProShares Shrt FTSE China XINOU 11 418,101.0 DOL WisdomTree Intl LC Div WTIDLCTR 161 1,162,568.0 SCC ProShares UltSh Cons Svcs DJUSCY 11 396,077.9 DIM WisdomTree Intl MC Div WTIDMCTR 94 515,125.9 REW ProShares UltSh Technology DJUSTC 10 1,399,531.3 u DEW WisdomTree Global Equity WTGDHYTR 86 479,065.4 EWV ProShares UltSh MSCI Japan MXJP 10 1,970,422.1 u AXJL WisdomTree Asia-Pac ex-JP WTIDAPXT 82 560,874.6 RUSS Direxion Russia Bear 3X DXRPUS 9 1,043,132.1 u SDIV Global X SuperDividend SOLSDIV 74 1,033,353.8 SKK ProShares UltSh R2000 Gro RUO 7 561,322.7 AUSE WisdomTree Australia Div WTIDAUST 63 500,452.8 SIJ ProShares UltSh Industrial DJUSIN 6 436,286.1 u DNL WisdomTree GlobalxUS Gro WTGDXGTR 60 418,234.3 DDG ProShares Short Oil & Gas DJUSEN 5 464,495.5 HEDJ WisdomTree Intl Hedge Eqty WTIDFTRH 26 95,377.2 TOTS Direxion Total Mkt Bear 1X MSCIBM 5 43,158.5 DFE WisdomTree Europe SC Div WTIDESTR 24 216,032.0 RXD ProShares UltSh HealthCare DJUSHC 5 86,771.0 DVYE iShares EM Dividend DJEMDIVR 23 430,245.1 SJH ProShares UltSh R2000 Val RUJ 5 205,362.0 DVYA iShares Asia/Pac Div 30 DJAPSDT 15 267,118.0 KRS ProShares Short KBW Reg Bk KRX 5 686,631.9 GULF WisdomTree Middle East Div WTEMMETR 12 146,017.3 LHB Direxion Daily LatAm 3X Bear SPTRL40N 4 485,001.5 u ABCS Guggenheim ABC High Div BKABCT 12 126,795.1 INDZ Direxion India Bear 3X III 4 321,026.1 FDD First Trust STOXX EUSelDiv SD3L 10 100,736.2 * Opt. denotes US listed options trading available on the underlying security. 6 | ETF & ETN Guide Q3 2012

FICC Exchange Traded Funds (ETFs) FICC Bberg Assets Avg Vol Bberg Assets Avg Vol Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt. Fixed Income Fixed Income (continued) US Credit Aggregate & Other LQD iShares iBoxx Invtmt Grade IBOXIG $23,080 $166.3 u BND Vanguard Total Bond Market LBUFTRUU $17,541 $98.8 u HYG iShares iBoxx $ HY Corp IBOXHY 15,035 202.5 u AGG iShares BC Aggregate Bond LBUSTRUU 15,373 109.4 u JNK SPDR BC High Yield Bond LHVLTRUU 10,929 172.2 u BSV Vanguard Short-Term Bond LD04TRUU 8,497 51.4 CSJ iShares BC 1-3 Year Credit LF99TRUU 9,640 55.9 u MBB iShares BC MBS LUMSTRUU 5,380 31.1 CIU iShares BC Interm Credit LUICTRUU 5,428 28.6 BIV Vanguard Interm Bond LD03TRUU 3,702 18.1 u VCSH Vanguard ST Corporate BCEY6T 3,407 19.7 BAB PowerShares Build America BABS 1,010 5.5 VCIT Vanguard Interm Corporate na 2,471 12.1 u GVI iShares BC Interm Gov/Cred LF97TRUU 820 4.0 CFT iShares BC Credit Bond LUCRTRUU 1,310 10.6 CWB SPDR BC Convertible Bond LUCCTRUU 778 10.6 SCPB SPDR BC Short Term Corp LF99TRUU 1,131 4.7 BLV Vanguard Long-Term Bond LGC5TRUU 744 5.0 PHB PowerShares Fund HY Corp RAFIHY 941 8.5 u LAG SPDR BC Aggregate Bond LBUSTRUU 607 3.2 VCLT Vanguard LT Corporate LD07TRUU 911 5.3 BKLN PwrShr Senior Loan Portfol SPBDLL 593 4.3 HYS PIMCO 0-5 Year HY Corp Bd HUCD 336 2.0 ALD WisdomTree Asia Local Debt na 414 5.8 u ITR SPDR BC Interm Credit LD06TRUU 284 1.4 AGZ iShares BC Agency Bond LUAASIUU 375 3.3 CLY iShares 10+Yr Credit CY09 258 3.3 SCHZ Schwab US Aggregate Bond LBUSTRUU 284 3.0 CORP PIMCO Invest Grade Corp Bd C0A0 228 0.8 FLOT iShares Floating Rate Note BFU5TRUU 225 1.7 BSJF Guggenheim BulltShr ‘15 HY BSJKF 217 1.1 VMBS Vanguard MBS LUMSTRUU 210 1.1 BSJD Guggenheim BulltShr ‘13 HY BSJKD 154 0.7 GBF iShares BC Governt/Credit LUGCTRUU 174 0.8 BSCD Guggenheim BulletShr ‘13 Bd BSCBD 147 0.6 GLJ iShares 10+Yr Govt/Credit B9A0 168 0.7 BSCE Guggenheim BulletShr ‘14 Bd BSCBE 146 0.6 GSY Guggenheim Enh Sh Duration LD12TRUU 165 0.6 SJNK SPDR BarCap ShTrm High Yld BHY5TRUU 135 4.4 BABS SPDR Nuveen BC Build Amer LBABTRUU 103 0.8 BSCF Guggenheim BulletShr ‘15 Bd BSCBF 133 0.5 CMBS iShares Barclays CMBS Bnd LUCMTRUU 41 0.6 BSCG Guggenheim BulletShr ‘16 Bd BSCBG 125 0.5 MBG SPDR BC MBS LUMSTRUU 39 0.4 BSCH Guggenheim BulletShr ‘17 Bd BSCBH 123 0.6 COBO ProShares USD Covered Bond BNIXCOVD 13 0.2 BSJE Guggenheim BulltShr ‘14 HY BSJKE 114 0.6 FLRN SPDR BC Inv Grd Float Rate BFU5TRUU 9 0.2 BSCC Guggenheim BulletShr ‘12 Bd BSCBC 101 0.5 CVRT PowerShare Convert Sec VXA0R 9 0.1 LWC SPDR BC LT Credit LD07TRUU 95 0.7 FLTR Mkt Vect Invt Gr Float Rate MVFLTR 7 0.1 BSJC Guggenheim BulltShr ‘12 HY BSJKC 71 0.6 GMTB Columbia Core Bond Strat na 5 0.0 CBND SPDR BC Issuer Scored CB ISCUTRUU 23 0.1 GIY Guggenheim Enh Core Bond LBUSTRUU 5 0.0 GNMA iShares Barclays GNMA Bond LGNMTRUU 5 0.1 IHY Market Vectors Intl HY Bd HXUS 19 0.5 RRF WisdomTree Glb Real Return na 5 0.1 BSJG Guggenheim BulltShr ‘16 HY BSJKG 18 0.5 PFIG PwrShrs Fundam IG Corp Bd RAFIIG 17 0.2 International QLTA iShrs Aaa-A Rated CB BQF1TRUU 15 0.8 EMB iShares JPM USD EM Bond JPEICORE $4,854 $48.0 u ENGN iShares Industrials Sect Bnd LUAITRUU 15 0.3 PCY PwrShrs EM Sovereign Debt DBLQBLTR 1,966 16.0 u AMPS iShares Utilities Sect Bnd LUAUTRUU 10 0.2 BWX SPDR BC Internat Treas LTXUTRUU 1,852 12.8 u XOVR SPDR BofA ML Crossover Bnd XOVD 10 0.0 WIP SPDR DB Int Gov Infl Prot DBLNDILS 1,266 9.9 ANGL Mkt Vectrs Fallen Angel HY H0FA 10 0.4 ELD WisdomTree EM Local Debt na 1,190 13.9 u QLTB iShrs Baa-Ba Rated Bd BQF2TRUU 10 0.2 EMLC Market Vectors EM Local Curr GBIEMCOR 732 5.7 QLTC iShrs B-Ca Rated Bd BQF3TRUU 10 0.3 IGOV iShares SP/Citi Intl Treas SPBDXUTR 291 2.5 BSJI Guggenheim BulltShr ‘18 HY BSJKI 10 0.3 BWZ SPDR BC ST Intl Treasury LGT3TRUU 222 1.4 MONY iShares Financials Sect Bnd LUFITRUU 10 0.1 EBND SPDR BC EM Local Bond BLCDTRUU 206 1.1 BSCK Guggenheim BlltShrs ‘20 CB BSCBK 9 0.1 ISHG iShares SP/Citi 1-3 Intl Tre SPBDXU3T 177 1.6 BSCJ Guggenheim BlltShrs ‘19 CB BSCBJ 9 0.1 PICB PwrShr Intl Corp Bond SPBDICBT 97 0.9 BSCI Guggenheim BlltShrs ‘18 CB BSCBI 9 0.2 IBND SPDR BC Intl Corp Bond BG1BTRUU 71 0.8 BSJH Guggenheim BulltShr ‘17 HY BSJKH 8 0.2 EMCB WisdomTree EM Corp Bond na 61 1.0 ITIP iShares Intl Inflation-Link WXDI 60 0.4 US Government LEMB iShares EM Local Curr Bond BMBNTRUU 40 0.9 TIP iShares BC TIPS LBUTTRUU $22,927 $112.8 u AUNZ WisdomTree AU & NZ Debt na 40 0.8 u SHY iShares BC 1-3 Year Treas LT01TRUU 9,893 128.7 u AUD PIMCO Australia Bond AUDL 28 0.3 IEF iShares BC 7-10 Year Treas LT09TRUU 4,980 105.6 u GHYG iShares Glb HY Bd IBOAMZDB 25 0.2 TLT iShares BC 20+ Year Treas LT11TRUU 3,538 1,081.3 u HYXU iShares Glb ex USD HY Bd IBOAMZGX 23 0.7 SHV iShares BC Short Treasury LT12TRUU 2,458 44.5 CAD PIMCO Canada Bond CADG 19 0.2 IEI iShares BC 3-7 Year Treas LT13TRUU 2,406 31.8 u EMCD SPDR BofA ML EM Bnd EMSD 16 0.0 BIL SPDR BC 1-3 Month T-Bill LD12TRUU 1,448 56.5 EMHY iShares EM HY Bd MSBIEHTR 15 0.2 STPZ PIMCO 1-5 Year US TIPS GVQI 1,002 8.2 GTIP iShares Glb Inflation-Link W0DI 15 0.2 IPE SPDR Barclays Capital TIPS BCIT1T 734 4.3 DSUM PwrShrs Yuan Dim Sum Bd SBDSBIL 13 0.3 TLH iShares BC 10-20 Yr Treas LT10TRUU 540 7.5 CEMB iShares EM Corp Bd MSBIERTR 10 0.2 SCHP Schwab US TIPs LBUTTRUU 462 2.9 BONO Mkt Vect LatAm Agg Bond LATS 7 0.1 GOVT iShares Barclays US Treas LUATTRUU 406 4.9 CHLC Market Vectors Renminbi Bd MVCHLC 5 0.1 LTPZ PIMCO 15+ Year US TIPS G8QI 384 3.3 RMB Guggenheim Yuan Bond ACNRMBTR 5 0.0 STIP iShares BC 0-5 Yr TIPS Bnd LTP5TRUU 358 2.4 GGOV ProShrs DE Sovereign/SubSov IBXXXZAB 4 0.0 TDTT FlxShr 3Y Tgt Dur TIPS IBXXTD3T 326 1.9 EU WisdomTree Euro Debt EUR 4 0.0 u SCHO Schwab Short-Term US Treas na 247 3.2 BUND PIMCO Germany Bond GEDL 3 0.0 EDV Vanguard Extend Dur Treas na 211 3.5 HYEM Market Vectors EM HY EMHY 1 0.1 TDTF FlxShr 5Y Tgt Dur TIPS IBXXTD5T 206 1.5 SCHR Schwab Inter-Term US Treas na 198 1.9 Municipal ITE SPDR BC Interm Treasury LT08TRUU 197 1.1 MUB iShares S&P Natl AMT-Free SPMUNUST $3,015 $22.4 u VGSH Vanguard ST Govt BCEY6T 180 1.4 SHM SPDR Nuveen BC ShrtTrm Muni LMM1TR 1,540 8.3 ZROZ PIMCO 25+Yr Zero Coup US STPL 176 3.2 TFI SPDR Nuveen BC Muni Bond LMMITR 1,133 5.6 u PLW PwrShrs 1-30 Ladder Treas MRTSYA 175 1.4 PZA PwrShrs Insured Natl Muni UPCM 775 4.2 u TUZ PIMCO 1-3 Yr US Treas G1O2 133 0.8 HYD Market Vectors HY Muni LMEHTR 677 4.5 u VGIT Vanguard Interm Govt na 130 0.9 SUB iShares S&P STNatlAMT-Fr SPMU5YRT 550 2.7 TIPZ PIMCO Broad US TIPS G0QI 111 0.6 ITM Market Vectors Interm Muni LMT2TR 508 2.7 VGLT Vanguard LT Govt LGL1TRUU 83 1.3 PVI PwrShrs VRDO Tax Fr Wkly BBUSVWFT 415 3.3 TLO SPDR BC Long-Term Treas LUTLTRUU 66 0.9 CMF iShares S&P CA AMT-Free SPMUNCAT 234 1.1 TENZ PIMCO 7-15 Year US Treas G8OC 38 0.3 MUNI PIMCO Intermediate Muni na 160 0.8 FIVZ PIMCO 3-7 Yr US Treasury G3OC 22 0.2 SMB Market Vectors Short Muni LMT1TR 152 0.7 TRSY PIMCO Broad US Treasury G0QL 20 0.0 NYF iShares S&P NY AMT-Free SPMUNNYT 111 0.8 SST SPDR BC ShTerm Treas LTR1TRUU 6 0.0 HYMB SPDR Nuveen S&P HY Muni SPMUHT 96 1.0 * Opt. denotes US listed options trading available on the underlying security. 7

Exchange Traded Funds (ETFs) FICC Bberg Assets Avg Vol Bberg Assets Avg Vol Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt. Fixed Income (continued) Currencies (continued) Municipal (continued) CCX WisdTree Dreyfus Comm Curr na 27 1.2 MLN Market Vectors Long Muni LMT3TR 94 0.6 ICN WisdomTree Dreyfus INR INR 18 0.3 u CXA SPDR Nuveen BC Calif Muni LMM2TR 85 0.4 JYF WisdomTree Dreyfus JPY JPY 6 0.2 u PZT PwrShrs Insured NY Muni UPNY 63 0.2 SZR WisdomTree Dreyfus ZAR ZAR 5 0.1 PWZ PwrShrs Insured CA Muni UPCC 54 0.2 FXCH CurrencyShrs Ch Renminbi na 4 0.0 MUAF iShares 2017 S&P AMT-Free SPMUS17T 53 0.2 MUAC iShares 2014 S&P AMT-Free SPMUS14T 44 0.4 Leveraged – FICC MUAD iShares 2015 S&P AMT-Free SPMUS15T 43 0.2 AGQ ProShares Ultra Silver SLVRLN $672 $251.8 u MUAB iShares 2013 S&P AMT-Free SPMUS13T 38 0.2 UCO ProShares Ult DJ-UBS Oil DJUBSCL 441 90.1 u MUAE iShares 2016 S&P AMT-Free SPMUS16T 38 0.2 UGL ProShares Ultra Gold GOLDLNPM 326 30.4 u PRB Market Vectors Pre-Ref Muni LMPETR 33 0.2 BOIL ProShrs Ult DJ-UBS NatGas DJUBSNG 64 5.5 u INY SPDR Nuveen BC NY Muni LMM3TR 29 0.1 LBND PwrShrs DB 3X Lng 25+ Trea DBBNDL 37 0.3 MUAA iShares 2012 S&P AMT-Free SPMUS12T 28 0.3 UST ProShares Ultra 7-10 Treas LT09TRUU 29 7.3 u VRD SPDR Nuveen S&P VRDO Muni SPMUVRDO 15 0.1 TMF Direxion 20Y+ Treas Bull 3X AXTWEN 21 10.1 u GMMB Columbia Interm Muni Bond na 8 0.0 UBT ProShares Ultra 20+ Treas LT11TRUU 15 3.2 u UCD ProShares Ult DJ-UBSComm DJUBS 9 0.2 Commodities ULE ProShares Ultra Euro na 5 0.4 u GLD SPDR Gold Shares GOLDLNPM $65,097 $2,373.2 u YCL ProShares Ultra Yen na 5 0.2 IAU iShares Gold Trust GOLDLNPM 9,243 111.8 u UJB ProShares Ult High Yield IBOXHY 5 0.1 SLV iShares Silver Trust SLVRLN 8,560 1,123.8 u TYD Direxion 7-10Y Tres Bull 3X AXSVTN 4 1.3 u DBC PowerShares DB Commodity DBLCIX 5,828 70.5 u IGU ProShrs Ult Invt Grd Corp IBOXIG 3 0.2 DBA PowerShares DB Agriculture DBAGIX 1,962 57.2 u SGOL ETFS Gold Trust GOLDLNPM 1,759 28.0 u Inverse – FICC USO United States Oil USCRWTIC 1,316 458.8 u TBT ProShares UltSh 20+ Treas LT11TRUU $3,001 $293.4 u GSG iShares S&P GSCI Comm SPGSCITR 1,205 12.9 u EUO ProShares UltraSh Euro EUR 927 54.0 u UNG United States Natural Gas NGUSHHUB 1,121 144.9 u TBF ProShares Short 20+ Treas LT11TRUU 813 20.1 u PPLT ETFS Platinum Trust PLTMLNPM 697 13.3 PST ProShares UltSh 7-10 Treas LT09TRUU 323 5.2 u DBO PowerShares DB Oil DBOLIX 591 15.2 u TMV Direxion 20Y+ Treas Bear 3X AXTWEN 291 34.6 u GCC GreenHaven Commodity CCITR 514 6.3 u YCS ProShares UltraSh Yen JPY 229 13.9 u SIVR ETFS Physical Silver SLVRLN 483 18.4 u ZSL ProShares UltSh Silver SLVRLN 157 129.5 u PALL ETFS Physical Palladium PLDMLNPM 471 11.8 GLL ProShares UltraSh Gold GOLDLNPM 131 17.2 u USCI US Commodity Index SDCITR 412 5.7 SCO ProShares UltSh DJ-UBS Oil DJUBSCL 104 65.9 u DGL PowerShares DB Gold DGLDIX 340 6.1 u TYO Direxion 7-10Y Tres Bear 3X AXSVTN 53 1.1 u DBP PwrShrs DB Precious Metals DBPMIX 335 7.9 u SJB ProShares Short High Yield IBOXHY 40 2.4 u DBB PowerShares DB Base Met DBBMIX 329 4.8 u SAGG Direxion Ttl Bnd Mkt Bear LBUSTRUU 18 0.3 GLTR ETFS Physical Prec Metal na 172 3.2 SBND PwrShr DB 3X Shrt 25+ Treas DBBNDS 17 0.5 DBE PowerShares DB Energy DBENIX 148 3.5 u TBX ProShares Short 7-10 Treas LT09TRUU 15 0.2 USL United States 12 Month Oil CLA 126 2.9 u DNO United States Short Oil na 14 0.9 u UGA United States Gasoline XBA 84 4.8 u KOLD ProShrs UltSh DJUBS NatGas DJUBSNG 13 1.6 u CORN Teucrium Corn Fund TCORN 83 4.9 u TTT PrShrs UltPro Sh 20+Y Trea LT11TRUU 11 1.1 u CRBQ Jefferies TR/J CRB GlbComm CRBQX 77 1.0 u TBZ ProShr UltShrt 3-7 Treas LT13TRUU 5 0.1 AGOL ETFS Asian Gold Trust na 71 0.3 TPS ProShares UltraShort TIPS LBUTTRUU 4 0.2 DBS PowerShares DB Silver DBSLIX 66 5.6 u EUFX ProShares Short Euro na 4 0.6 BNO United States Brent Oil Fd na 46 5.1 u CMD ProShrs UltSh DJ-UBSComm DJUBS 3 1.0 UNL US 12 Month Natl Gas na 43 0.7 u IGS PrShr Shrt Invt Grade Corp IBOXIG 3 0.1 u WITE ETFS White Metals Basket na 35 0.9 TYNS Direxion 7-10 Yr Treas Bear AXSVTN 3 0.1 BNPC STREAM SP DynRoll Glb Comm SPDYCIP 16 0.0 TYBS Direxion 20+ Yr Treas Bear AXTWEN 3 0.1 UHN United States Heating Oil HOA 6 0.2 USAG United States Agriculture SDAITR 4 0.1 SOYB Teucrium Soybean TSOYB 4 0.1 NAGS Teucrium Natural Gas Fund TNAGS 4 0.0 WEAT Teucrium Wheat TWEAT 3 0.1 TAGS Teucrium Agricultural TTAGS 3 0.0 USMI United States Metals SDMITR 3 0.0 CPER United States Copper SCITR 2 0.0 CRUD Teucrium Crude Oil Fund na 2 0.1 CANE Teucrium Sugar TCANE 2 0.0 Currencies UUP PowerShares DB USD Bull USDUPX $1,149 $90.7 u FXA CurrencyShares AUD AUD 602 29.0 u FXC CurrencyShares CAD CAD 517 20.6 u FXF CurrencyShares CHF CHF 339 25.4 u CYB WisdomTree Dreyfus CNY CNY 337 5.5 u DBV PwrShrs DB G10 Curr DBCFHX 295 4.8 u CEW WisdomTree EM Curr na 285 4.8 u FXE CurrencyShares Euro EUR 245 211.2 u FXY CurrencyShares JPY JPY 191 34.2 u FXB CurrencyShares GBP GBP 85 7.2 u UDN PowerShares DB USD Bear USDDNX 73 4.5 u BZF WisdomTree Dreyfus BRL BRL 67 3.8 u FXS CurrencyShares SEK SEK 64 1.9 u * Opt. denotes US listed options trading available on the underlying security. 8 | ETF & ETN Guide Q3 2012

Specialty Exchange Traded Funds (ETFs) Specialty Bberg Assets Avg Vol Bberg Assets Avg Vol Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt. Active Life Cycle & Allocation (continued) BOND Pimco Total Return LBUSTRUU $1,834 $37.6 u TDV db-X 2040 Target Date TDAXFO 29 0.0 MINT PIMCO Enhan Short Matur SBMMTB3 1,717 17.8 TDN db-X 2030 Target Date TDAXTH 29 0.1 HDGE The Active Bear na 319 5.7 u TZG iShares S&P Target 2020 SPTGT20T 22 0.1 WDTI WisdomTree Mng’d Fut Strat na 163 2.9 TZV iShares S&P Target 2040 SPTGT40T 19 0.1 HYLD Peritus High Yield na 94 0.8 TZI iShares S&P Target 2025 SPTGT25T 18 0.2 GTAA Cambria Global Tactical na 78 1.3 TZL iShares S&P Target 2030 SPTGT30T 15 0.1 ALT iShares Diversified Alt na 59 1.1 TZE iShares S&P Target 2015 SPTGT15T 12 0.1 SMMU PIMCO Short Term Muni Bon na 44 0.2 TZO iShares S&P Target 2035 SPTGT35T 10 0.0 BABZ PIMCO Build Amer Bd Strat LBABTRUU 38 0.4 TDX db-X In-Target Date TDAXIT 9 0.0 ILB PIMCO Glb Inflation-Linked PIMCSUNV 28 0.5 TDD db-X 2010 Target Date TDAXTN 8 0.0 PSR PwrShrs Active US RE FNER 26 0.3 TGR iShares S&P Target Retir SPTGRIT 8 0.1 AGLS Accuvest Global Long Short MXWO 18 0.2 TZD iShares S&P Target 2010 SPTGT10T 5 0.1 PAO PwrShrs Rvrfrnt Tact Bal Gr RTBGA 17 0.1 TZY iShares S&P Targ Date 2050 SPTGT50T 4 0.0 PCA PwrShrs Rvrfrnt Tact Gr&Inc RTGIA 17 0.2 TZW iShares S&P Targ Date 2045 SPTGT45T 4 0.0 PTO PwrShrs Ibbotson Alt Compl IBBACITR 9 0.0 INKM SPDR SSgA Income Allocation na 9 0.2 Long/Short PLK PwrShrs Active Low Durat na 8 0.1 CSM ProShares CS 130/30 CS13030 $77 $1.2 u RWG Columbia LC Gro Eqy Strat na 7 0.1 HDG ProShares Hedge Replicate MLEIFCTX 16 0.2 AADR WCM/BNY Mellon Focs Gro ADR na 6 0.1 RALS ProShares RAFI Long/Short RAFILS 14 0.6 RLY SPDR SSgA Multi-Asset Real na 6 0.1 BTAL QuantShr US MktNeu AntBeta DJTMNAB 10 0.3 PMA PwrShrs Active Mega-Cap na 6 0.1 FSG FctrShr 2X Gld Bll/SP5 Br SPGDESTR 9 2.1 u GIVE AdvisorShares Global Echo na 5 0.0 CHEP QuantShr US MktNeu Value DJTMNSV 7 0.1 GAL SPDR SSgA Glb Allocation na 4 0.1 SIZ QuantShr US MktNeu Size DJTMNSS 6 0.1 ONEF Russell Equity RUDEVLN 4 0.1 MOM QuantShr US MktNeu Moment DJTMNMO 5 0.0 GVT Columbia Concentratd LCVal RIY 3 0.0 QLT QuantShr US MktNeu Quality DJTMNQU 5 0.1 SSAM Rockledge SectorSAM na 3 0.1 NOMO QuantShr US MktNeu AntiMom DJTMNAM 4 0.0 RPX Columbia Growth Eqy Strat na 1 0.0 SINF PrShrs UltPr Sh 10Y TIPS/TSY DJCSIN10 4 0.1 FINF ProShrs Sh 30Y TIPS/TSY Spr DJCSIN30 4 0.1 Fundamental RINF ProShrs 30Y TIPS/TSY Spr DJCSIN30 4 0.3 PRF PowerShares FR US 1000 FR10 $1,362 $5.1 UINF ProShrs UltPro 10Y TIPS/TSY DJCSIN10 4 0.0 EPI WisdomTree India Earnings WTEMINTR 794 60.4 u BTAH QuantShr US MktNeu Beta DJTMNBE 3 0.1 PRFZ PowerShares FR US 1500 FR15US 441 2.7 FSA FctrShr 2X TBnd Bll/SP5 Br na 3 0.1 u PXH PwrShrs FTSE RAFI EM FREM 350 3.2 FSU FctrShr 2X SP5 Bll/USD Br SPNUSDTR 2 0.1 PXF PowerShares FR DM ex US FRX1X 259 2.2 FOL FctrShr 2X Oil Bll/SP5 Br SPCOESTR 1 0.4 u RWL RevenueShares Large Cap REVWLT 154 0.9 u FSE FctrShr 2X SP5 Bll/TBnd Br SPUSERPT 1 0.0 u EZM WisdomTree MC Earnings WTMEITR 146 0.9 EES WisdomTree SC Earnings WTSEITR 141 0.9 Quantitative RWK RevenueShares Mid Cap REVWMT 123 0.9 Domestic RWJ RevenueShares SC REVWST 111 0.8 SPLV PwrShrs S&P 500 Low Vol SP5LVI $2,069 $19.5 u PXMG PowerShares Fundam MC Gro ILJ 79 0.4 CVY Guggenheim Multi-Asset ZAXYH 667 4.5 EPS WisdomTree Earnings 500 WTEPSTR 59 0.3 PDP PwrShrs Technical Leaders na 556 5.8 u PDN PwrShr FR DM x US SmMid na 56 0.7 PWV PowerShares Dyn LC Val ILW 406 1.8 PAF PwrShrs FR Asia Pac x JP FRDAPXJ 53 0.4 FEX First Trust LC AlphaDEX DEFILCCI 322 2.9 EQIN Russell Equity Income RU1EQITR 50 0.3 FNX First Trust MC AlphaDEX DEFIMCCI 300 3.2 PXSV PowerShares Fundam SC Val ILZ 47 0.3 FTA First Trust LCVal AlphaDEX DEFILVOI 241 1.5 EXT WisdomTree Total Earnings WTEI 41 0.3 USMV iShares MSCI USA Min Vol M00IMV$T 238 1.7 RTR RevenueShares ADR REVWADRT 36 0.3 QAI IQ Hedge Multi-Strategy IQHGMST 205 1.4 CONG Russell Consistent Gro RU1COGTR 31 0.3 PWB PowerShares Dyn LC Gro ILH 172 0.8 PXMV PowerShares Fundam MC Val ILP 29 0.1 PKW PowerShares Buyback DRBX 160 0.9 EZY WisdomTree LC Value WTEILVTR 28 0.1 SPHQ PowerShares SP500 High Qual SPXQRUT 145 0.8 PXSG PowerShares Fundam SC Gro RAFISG 28 0.9 u FYX First Trust SC AlphaDEX DEFISCCI 138 1.5 PXLC PowerShares Fundam LC IEB 26 0.1 FTC First Trust LCGro AlphaDEX DEFILGOI 129 1.0 SCLP Russell SC Low P/E RU2LPETR 19 0.0 PWC PowerShares Dyn Market DYI 124 0.5 SCOG Russell SC Consistent Gro RU2COGTR 19 0.0 TILT FlxShr Mstar US MktFctTilt MUFTT 96 0.5 SCTR Russell SC Contrarian RU2CNTTR 18 0.0 DEF Guggenheim Defensive SBRDETR 80 0.4 PXMC PowerShares Fundam MC IEK 17 0.1 RYJ Guggenheim RJ SB-1 Equity RJSBITR 80 0.6 GRPC Russell GARP RU1GRPTR 15 0.2 NFO Guggenheim Insider Sent SBRINTR 79 1.7 ROI WisdomTree LC Growth WTLGITR 13 0.1 LVOL Russell 1000 Low Vol RU1LVOLT 72 0.6 PXSC PowerShares Fundam SC IEY 13 0.1 MCRO IQ Hedge Macro Tracker IQHGMAT 52 0.2 SGGG Russell SC Aggressive Gro RU2AGGTR 6 0.0 FVL First Trust Value Line 100 VLFVL 49 0.5 AGRG Russell Aggressive Gro RU1AGGTR 5 0.0 FAB First Trust MultiCap Value DEFIMCVI 48 0.5 PXLV PowerShares Fundam Lrg Val na 5 0.1 SPHB PwrShrs S&P 500 High Beta SP5HBI 48 1.4 LWPE Russell Low P/E RU1LPETR 5 0.0 CZA Guggenheim MC Core ZAXMC 33 0.2 CNTR Russell Contrarian RU1CNTTR 4 0.0 IYLD iShes Mstar MultiAsset Inc MAHIT 33 0.6 PXLG PowerShares Fundam Lrg Gro na 4 0.0 FDV First Trust Strat Valu CSVUS 30 0.1 FAD First Trust MultiCap Gro DEFIMCGI 30 0.4 Life Cycle & Allocation LBTA Russell 1000 Low Beta RU1LBTAT 26 0.1 AOM iShares S&P Moderate Alloc SPTGMUT $149 $0.8 FWDB Madrona Global Bond na 21 0.2 AOR iShares S&P Growth Alloc SPTGGUT 133 0.8 FNY Frst Trst MC Gro AlphaDEX DEFIMDGI 17 0.2 AOK iShares S&P Cons Alloc SPTGCUT 90 1.1 PIQ PwrShrs Dyn MagniQuant DYH 16 0.0 AOA iShares S&P Aggress Alloc SPTGAUT 87 0.6 FWDD Madrona Domestic na 15 0.2 TDH db-X 2020 Target Date TDAXTW 30 0.1 FWDI Madrona International na 14 0.1 * Opt. denotes US listed options trading available on the underlying security. 9

Exchange Traded Funds (ETFs) Specialty Bberg Assets Avg Vol Bberg Assets Avg Vol Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt. Quantitative (continued) Other Domestic (continued) PFF iShares S&P US Preferred SPPREF $9,265 $60.8 u ACCU Accuvest Global Opportuns na 13 0.2 AMLP Alerian MLP AMZI 3,516 19.6 u PYH PwrShrs MStar StkInvst Core MSIC 13 0.1 PGX PowerShares Preferred P0P2 1,785 7.0 u FMK Frst Trst Mega Cap AlphaDEX DEFIMGCI 11 0.2 PGF PwrShrs Finan Preferred WHPSF 1,657 8.0 u FYC Frst Trst SC Gro AlphaDEX DEFISCGI 9 0.1 PCEF PowerShares CEF Income CEFX 310 2.1 u FNK Frst Trst MC Val AlphaDEX DEFIMDVI 9 0.1 PSP PwrShr Listed Private Eqty GLPEXU 274 2.7 u RWV RevShrs Navellier A-100 REVWLOUT 8 0.1 PSK SPDR Wells Fargo Preferred WAGG 260 1.3 DENT Dent Tactical na 7 0.1 PBP PwrShrs S&P 500 BuyWrite BXM 208 1.4 FYT Frst Trst SC Val AlphaDEX DEFISCVI 6 0.1 KLD iShares MSCI USA EGS Sel So TFSSIU 179 0.4 MATH Meidell Tactical Advantage na 6 0.1 DSI iShares MSCI KLD 400 Social TKLD400U 165 0.5 GURU Global X Top Guru Holdings GURU 6 0.0 VIXY ProShares VIX ShTrm Fut SPVXSPID 142 20.5 u HMTM Russell 1000 High Momentum RU1HMTMT 5 0.1 IPFF iShares S&P Intl Pref Stck SPPRIUN 102 1.0 SHMO Russell 2000 High Momentum RU2HMTMT 5 0.1 VIXM ProShares VIX MdTrm Fut SPVXMPID 81 2.2 u SLVY Russell 2000 Low Vol RU2LVOLT 5 0.1 EQL ALPS Equal Sector Weight na 72 0.7 SLBT Russell 2000 Low Beta RU2LBTAT 5 0.0 YMLP Yorkville High Income MLP YMLP 42 1.0 HVOL Russell 1000 High Vol RU1HVOLT 5 0.0 CSD Guggenheim Spin-Off CLRSOTR 35 0.2 HBTA Russell 1000 High Beta RU1HBTAT 5 0.1 MOAT Mkt Vectrs Mstar Wide Moat MWMFTR 33 1.0 SHVY Russell 2000 High Vol RU2HVOLT 4 0.1 CPI IQ Real Return IQHGCPIT 27 0.2 VSPR Direxion S&P 1500 RC Vol SP15M15T 4 0.0 PWO PowerShares Dyn OTC DYO 27 0.1 SHBT Russell 2000 High Beta RU2HBTAT 4 0.0 MNA IQ Merger Arbitrage IQMNAT 22 0.2 KNOW Direxion AC Insider Senti SBRQAM 4 0.1 FPX First Trust US IPO IPXO 18 0.2 INSD Direxion LC Insider Sent SBRQAL 4 0.0 CNPF Global X Canada Pref SOLPRECA 12 0.2 VLAT Direxion SP LatAm40 RC Vol SPLAM18N 4 0.0 NASI Pax MSCI N Amer ESG NASI 10 0.0 FVI First Trust VL Eqty Alloc VLFVI 4 0.1 XMPT Market Vectors CEF Muni CEFMX 9 0.1 VSPY Direxion S&P 500 RC Vol SP5M15T 2 0.4 EAPS Pax MSCI EAFE ESG TFAPESU 9 0.1 TTFS TrimTabs Float Shrink na 8 1.8 International EMLP Frst Trst NA Energy Infra na 7 0.8 ACWV iShares MSCI ACWI Min Vol M00IWD$O $448 $1.1 MLPA Global X MLP SOLMLPA 7 0.2 EEMV iShares MSCI EM Min Vol M00IEF$O 195 2.2 PIE PwrShrs EM Technical Lead DWATREM 162 4.0 u HGI Guggenheim Internat Multi ZAXIH 106 0.5 GRES IQ Global Resources IQGREST 69 0.6 FEM Frst Trst EM AplhaDEX DEFIEMCI 68 1.0 HILO EGShares Low Vol EM Div IHILOT 65 0.8 EFAV iShares MSCI EAFE Min Vol M00IEA$O 61 0.6 FDT Frst Trst DM exUS AlphaDEX DEFIDMCI 59 0.8 PIZ PwrShrs DM Tech Lead DWATRDM 50 1.5 IDHQ PwrShrs SP Intl Dev HiQual SPIDHQR 16 0.1 PERM Global X Permanent PERM 15 0.5 GYLD Arrow DJ Global Yield DJGYLDT 9 0.3 FBZ Frst Trst Brazil AlphaDEX DEFIBZCI 7 0.1 IDLV PwrSars SP Intl DM Low Vol SPIDLVUP 5 0.1 EELV PowerShares S&P EM Low Vol SPEMLVUP 5 0.1 XLVO Russell DevExUS Low Vol RUDLVOLN 5 0.2 XHMO Russell DevExUS High Mom RUDHMTMN 5 0.0 XLBT Russell DevExUS Low Beta RUDLBTAN 5 0.0 FKU First Trust UK AlphaDEX DEFIUKCT 4 0.3 FCAN First Trust CA AlphaDEX DEFICACT 4 0.1 FSZ First Trust CH AlphaDEX DEFISWCT 4 0.0 FGM First Trust DE AlphaDEX DEFIGMCT 4 0.0 FLN Frst Trst LatAm AlphaDEX DEFILACI 4 0.0 FJP Frst Trst Japan AlphaDEX DEFIJPCI 4 0.1 FEP Frst Trst Europe AlphaDEX DEFIEUCI 3 0.1 FCA Frst Trst China AlphaDEX DEFICHCI 3 0.0 FHK First Trust HK AlphaDEX DEFIHKCT 3 0.0 FAUS First Trust AU AlphaDEX DEFIAUCT 3 0.0 FEMS First Trust EM SC AlphaDEX DEFIESCT 3 0.0 FDTS Frst Trst DM x US SC AlphaD DEFIDSCT 3 0.0 FTW First Trust TW AlphaDEX DEFITWCT 3 0.0 FPA Frst Trst AP xJP AlphaDEX DEFIAPCI 2 0.0 EEHB PwrShrs S&P EM High Beta SPEMHBIT 2 0.0 IDHB PwrShrs SP Intl Dev HghBta na 2 0.0 FKO Frst Trst S Korea AlphaDEX DEFISKCI 1 0.0 * Opt. denotes US listed options trading available on the underlying security. 10 | ETF & ETN Guide Q3 2012

ETNs Exchange Traded Notes (ETNs) ETNs Bberg Assets Avg Vol Bberg Assets Avg Vol Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt. Commodities Currencies General CNY Market Vectors Renminbi SPCBCNY $52 $0.7 DJP iPath DJ UBS Commodity DJUBSTR $2,052 $18.5 u AYT iPath GEMS Asia 8 BXIIGMA8 22 0.2 RJI Elements Rogers Commod ROGRTR 611 5.3 u ICI iPath Optimized Curr Carry BXIICIUS 21 1.2 GSC GS Connect S&P GSCI Enh SPGSESTR 147 0.8 JYN iPath JPY/USD JPY 8 0.9 UCI E-Tracs CMCI Commodity CMCITR 140 0.7 ERO iPath EUR/USD EUR 5 0.1 GSP iPath GSCI Total Return SPGSCITR 118 1.7 PGD iPath Asian&Gulf Curr Reval BXIIGEMP 4 0.0 DJCI E-Tracs DJ/UBS Commodity DJUBSTR 71 0.2 INR Market Vectors-Rupee/USD SPCBINR 3 0.0 LSC Elements S&PComdtyTrends SPTICTR 30 0.3 GBB iPath GBP/USD GBP 3 0.0 BCM iPath Pure Beta Broad Comm BCC1C1PT 19 0.2 JEM iPath GEMS Index BXIIGEM1 1 0.0 BLND DJ-UBS Comm 2-4-6 Futures DJUF246T 10 0.0 DPU PwrShrs DB Commod Lg DBCDIX 6 0.0 Leveraged/Inverse SBV iPath Pure Beta SP GSCI-Wgt BCC2C1PT 1 0.0 DGP PwrShrs DB Gold Dbl Lg DGLDIX $436 $43.5 MLPL ETRACS UBS 2X Lng MLP AMZI 97 1.8 Specific DTYS iPath US Treas 10-YR Bear BXIITETY 84 1.8 DRR Market Vectors Dbl Sh Euro DSHRTEUR 80 2.0 OIL iPath Goldman Sachs Oil SPGSCLTR $424 $22.0 u FBG FI Enhanced Big Cap Growth RU10GRTR 80 2.0 RJA Elements Rogers Agricult ROGRAGTR 387 6.4 u DZZ PwrShrs DB Gold Dbl Sh DGLDIX 75 10.4 JJG iPath DJ UBS Grains DJUBGRTR 176 7.9 u USLV VelocityShares 3x Silver SPGSSIP 62 18.2 JJA iPath DJ UBS Agriculture DJUBAGTR 120 3.7 u DAG PowerShares DB Agr Dbl Lg DBADIX 60 3.3 JJC iPath DJ UBS Copper DJUBHGTR 119 11.6 u DTO PowerShares DB Oil Dbl Sh DBODIXX 51 23.6 RJN Elements Rogers Energy ROGRENTR 67 0.8 u BDCL ETRACS 2X Lng WF Bus Dev WFBDCPX 48 0.6 COW iPath DJ UBS Livestock DJUBLITR 51 2.2 u BUNT PwrShr DB 3x German Bd Fut DBBNBUNL 45 0.3 GAZ iPath DJ UBS Natural Gas DJUBNGTR 49 1.5 u DGZ PowerShares DB Gold Short DGLDIX 31 3.0 FUD E-Tracs CMCI Food CMFOTR 47 0.3 ITLT PwrShr DB 3x Ital Treas Bd DBBNBTPL 31 0.1 RJZ Elements Rogers Metals ROGRIMTR 40 0.6 JGBS PwrShrs DB Inv JP Govt Bd DBBNJGBS 23 0.5 JJP iPath DJ UBS Precious Met DJUBPRTR 40 1.7 CSMB CS Merger Arb Liquid 2X CSLABMN 22 0.2 JJM iPath DJ UBS Industrial DJUBINTR 37 0.7 JGBD PwrShrs DB 3x Inv JP GovBd DBBNJGBS 21 0.4 PTM E-Tracs UBS Long Platinum CTPLTR 33 0.5 u DLBS iPath US Treas Lng Bd Bear BXIITEUS 20 1.0 BAL iPath DJ UBS Cotton DJUBCTTR 31 5.9 u UGLD VelocityShares 3x Gold SPGSGCP 19 2.2 PGM iPath DJ UBS Platinum DJUBPLTR 29 0.4 DTUS iPath US Treas 2-YR Bear BXIITETU 17 0.2 JO iPath DJ UBS Coffee DJUBKCTR 28 2.6 u BXUC BC SPX + Long C Leveraged SPXT 17 3.2 SGG iPath DJ UBS Sugar DJUBSBTR 28 4.0 u OFF ETRACS Fshr-Grtmn Risk Off FGRISK 14 0.9 NIB iPath DJ UBS Cocoa DJUBCCTR 26 1.0 u LSKY ETRACS 2x ISE Cloud Comp CPJ 12 0.0 OLEM iPath Pure Beta Crude Oil BCC2CLPT 19 0.2 UGAZ VelocityShares 3X Nat Gas SPGSNGP 11 1.3 GRU Elements MLCX Grains MLCXGRTR 17 0.5 u DSLV VelocityShares 3x Inv Silv SPGSSIP 11 4.8 JJS iPath DJ UBS Softs DJUBSOTR 15 2.1 u SFSA iPath SX SP&500 TR SPTR 11 0.7 UAG E-Tracs CMCI Agriculture CMAGTR 15 0.2 DVYL ETRACS Mnthly 2x DJ SelDiv DJDVP 11 0.2 SZO PowerShares DB Oil Short DBODIXX 11 0.5 AGF PowerShares DB Agr Long DBADIX 12 0.2 SDYL ETRACS Mnthly 2x S&P Div SPHYDA 11 0.1 GASZ ETRACS Nat Gas Fut Contango GYY 12 0.2 UUPT PowerShares DB 3X Lng USD USDUPX 10 0.5 JJE iPath DJ UBS Energy DJUBENTR 11 0.2 SSDL ETRACS 2x ISE Solid St Dri BYTX 10 0.1 OLO PowerShares DB Oil Long DBODIX 11 0.3 RWXL ETRACS 2X DJ Intl Real Est DWXRS 10 0.3 OILZ ETRACS Oil Fut Contango OGZ 10 0.0 DYY PwrShrs DB Commod Dbl Lg DBCDIX 10 0.3 JJT iPath DJ UBS Tin DJUBSNTR 10 2.2 BOS PwrShrs DB Base Met Sh DBBMIX 10 0.2 UBG E-Tracs CMCI Gold CTGCTR 8 0.1 BOM PwrShrs DB BaseMet DblSh DBBMIX 9 0.5 JJN IPath DJ UBS Nickel DJUBNITR 7 0.3 DSXJ JPM Dbl Sh US 10-Y Treas USTTEN 8 0.1 USV E-Tracs CMCI Silver CTSITR 6 0.2 BXDC BC SPX + Short C Leveraged SPXT 7 0.5 UBM E-Tracs CMCI Ind Metals CMIMTR 5 0.1 MLPS ETRACS UBS 1xM Shrt MLP AMZIX 7 0.0 UBC E-Tracs CMCI Livestock CMLVTR 5 0.1 DSTJ JPM Dbl Sh US Lng BD Treas USTLBD 7 0.0 LD iPath DJ UBS Lead DJUBPBTR 4 0.5 DDP PwrShrs DB Commod Sh DBCDIXX 6 0.2 JJU iPath DJ UBS Aluminum DJUBALTR 3 0.1 EMSA iPath SE MSCI EM NDUEEGF 6 0.1 DIRT iPath Pure Beta Agricult BCC1AGPT 3 0.0 MFSA iPath SE MSCI EAFE NDDUEAFE 6 0.0 CHOC iPath Pure Beta Cocoa BCC2CCPT 3 0.1 RTLA iPath LX Russell 2000 RU20INTR 6 0.5 UBN E-Tracs CMCI Energy CMENTR 3 0.0 RTSA iPath SX R2000 RU20INTR 6 0.9 WEET iPath Pure Beta Grains BCC1GRPT 3 0.1 ROLA iPath LX Russell 1000 RU10INTR 6 0.0 FUE Elements MLCX Biofuels MLCXBXTR 3 0.1 DGLD VelocityShares 3x Inv Gold SPGSGCP 6 0.6 SGAR iPath Pure Beta Sugar BCC2SBPT 2 0.1 BXDB BC SPX + Short B Leveraged SPXT 5 0.6 CUPM iPath Pure Beta Copper BCC2LPPT 2 0.0 BDD PwrShr DB Base Met Db Lg DBBMIX 5 0.3 HEVY iPath Pure Beta Indl Met BCC1IMPT 2 0.0 AGA PowerShares DB Agr Dbl Sh DBADIX 5 0.4 DCNG iPath Seasonal Nat Gas BCC2NGST 2 0.1 JGBT PwrShr DB 3x Japan Gov Bd DBBNJGBL 5 0.0 DGAZ VelocityShrs 3X Inv NatGas SPGSNGP 4 1.0 ONG iPath Pure Beta Energy BCC1ENPT 2 0.0 IPLT VelocityShares 2x Inv Plat SPGSPLP 3 0.0 BLNG iPath Pure Beta Prec Metal BCC1PMPT 2 0.0 SFLA iPath LX S&P 500 TR SPTR 3 0.3 CAFE iPath Pure Beta Coffee BCC2KCPT 1 0.1 EIPL ETRACS 2X NextGen Internet NETIPO 3 0.0 BDG PwrShrs DB Base Met Lg DBBMIX 1 0.0 LPLT VelocityShares 2x Platinum SPGSPLP 3 0.1 GRN iPath Global Carbon BXIIGCUT 1 0.0 DOIL VelocityShrs 3X Inv Brent SPGSBRP 3 0.0 NINI iPath Pure Beta Nickel BCC2LNPT 1 0.0 PTD E-Tracs UBS Short Platinum CTPLER 3 0.0 LSTK iPath Pure Beta Livestock BCC1LSPT 1 0.0 MFLA iPath LE MSCI EAFE NDDUEAFE 3 0.0 CTNN iPath Pure Beta Cotton BCC2CTPT 1 0.1 DEE PwrShrs DB Commod Dbl Sh DBCDIXX 3 0.1 FOIL iPath Pure Beta Aluminum BCC2LAPT 1 0.0 EMLB iPath LE MSCI EM NDUEEGF 2 0.1 GRWN iPath Pure Beta Softs BCC1SFPT 1 0.0 BXUB BC SPX + Long B Leveraged SPXT 2 0.8 LEDD iPath Pure Beta Lead BCC2LLPT 1 0.1 ROSA iPath SX Russell 1000 RU10INTR 2 0.0 * Opt. denotes US listed options trading available on the underlying security. 11

Exchange Traded Notes (ETNs) ETNs Bberg Assets Avg Vol Bberg Assets Avg Vol Sym Name Index ($MM) ($MM) Opt.* Sym Name Index ($MM) ($MM) Opt.* Leveraged/Inverse (continued) Other UWTI VelocityShares 3X Crude SPGSCLP 2 0.2 AMJ JPMorgan Alerian MLP AMZ $5,044 $48.2 u ADZ PowerShares DB Agr Short DBADIX 2 0.1 INP iPath MSCI India NDEUSIA 422 9.6 u UOIL VelocityShares 3X Brent SPGSBRP 2 0.1 MLPI UBS ETRACS Alerian MLP Infr AMZI 259 1.2 UDNT PowerShares DB 3X Shrt USD USDDNX 2 0.0 MLPN CS Cushing 30 MLP MLPX 221 2.1 u DWTI VelocityShrs 3X Inv Crude SPGSCLP 1 0.1 CSMA Credit Suisse Merger Arb CSLABMN 89 0.5 DFVS iPath US Treas 5-YR Bear BXIITEFV 1 0.0 TRND RBS US LC Trendpilot TPLCUT 75 0.6 URR Market Vectors Dble Lg Euro DLONGEUR 1 0.0 ITLY PwrShr DB Ital Treas Bd Fu DBBNBTPL 38 0.0 LPAL VelocityShares 2x Palladium SPGSPAP 1 0.1 BUNL PwrShr DB German Bd Fut DBBNBUNL 32 0.3 SCPR VelocityShrs 2X Inv Copper SPGSICP 1 0.0 TRNM RBS US MC Trendpilot TPMCUT 31 0.3 IPAL VelocityShrs 2x Inv Pallad SPGSPAP 1 0.1 TBAR RBS Gold Trendpilot TPGLDUT 29 0.3 LCPR VelocityShares 2X Copper SPGSICP 0 0.0 CSLS CS Long/Short Liquid CSLABLN 26 0.2 FLAT iPath US Treas Flattener BXIIUSTP 21 2.1 Volatility (including Leveraged/Inverse) ONN ETRACS Fshr-Grtmn Risk On FGRISK 20 0.9 VXX iPATH SP500 VIX ST Future SPVXSTR $1,677 $912.4 u INFL PowerShrs DB US Inflation DBLNLINF 20 0.0 VQT Barclays ETN+ S&P Veqtor SPVQDTR 382 4.0 DEFL PowerShrs DB US Deflation DBLNSINF 20 0.0 TVIX VelocityShares 2X VIX ShTrm SPVXSP 294 115.9 MLPW E-TRACS Wells Fargo MLP WML 19 0.1 XVZ iPath S&P 500 Dynamic VIX SPDVIXTR 273 1.6 MLPY MS Cushing MLP High Income MLPY 19 0.3 VXZ iPATH SP500 VIX MT Future SPVXMTR 254 32.5 u SPGH UBS E-TRACS SP5 Gold Hedge SPGL5UT 17 0.1 XIV VelocityShares Inv VIX ShTrm SPVXSP 253 66.3 DOD Elements Dogs of the Dow MUTR 17 0.1 VIIX VelocityShares VIX ShTrm SPVXSP 41 5.4 u CSMN CS MktNeu Global Equity HSGMN 15 0.0 XVIX UBS E-TRACS Long-Short VIX SPVXTSER 23 0.4 BDCS ETRACS Wells Fargo Bus Dev WFBDCPX 15 0.1 XXV iPath Inv SP500 VIX ShrtTrm SPVXSP 16 3.2 WMW Elements Mrngstr Wide Moat MWMFTR 15 0.1 AAVX ETRACS Short 1-Mo SP5 VIX SPVXSP 16 0.5 BBVX ETRACS Short 2-Mo SP5 VIX SPVIX2ME 15 0.3 MLPG UBS ETRACS Nat Gas MLP ANGI 15 0.1 DDVX ETRACS Short 4-Mo SP5 VIX SPVIX4ME 13 0.1 STPP iPath US Treas Steepener BXIIUSTP 13 0.2 CCVX ETRACS Short 3-Mo SP5 VIX SPVIX3ME 13 0.2 SSDD ETRACS ISE Solid St Drive BYTX 11 0.0 EEVX ETRACS Short 5-Mo SP5 VIX SPVXMP 12 0.1 TNDQ RBS NASDAQ 100 Trendpilot NDX 11 0.4 BWV iPath CBOE SP500BuyWrite BXM 11 0.2 BARL MS SP500 Crude Oil Lnkd SPOILH 9 0.0 FFVX ETRACS Short 6-Mo SP5 VIX SPVIX6ME 10 0.0 DTYL iPath US Treas 10-YR Bull BXIITETY 9 0.5 ZIV VelocityShares Inv VIX MdTrm SPVXMP 9 0.3 TWTI RBS Oil Trendpilot na 8 0.1 VIIZ VelocityShares VIX MdTrm SPVXMP 8 0.1 EIPO ETRACS NextGen Internet NETIPO 6 0.1 VXFF ETRACS 6-Mo SP5 VIX SPVIX6MT 8 0.1 JGBL PwrShr DB Japan Govt Bd Fu DBBNJGBL 5 0.0 VXEE ETRACS 5-Mo SP5 VIX SPVXMTR 7 0.1 DLBL iPath US Treas Lng Bd Bull BXIITEUS 5 0.6 CVOL C-Tracks ETN Volatility CVOLT 7 0.5 DRGS RBS Global Big Pharma DGETR 4 0.1 VXDD ETRACS 4-Mo SP5 VIX SPVIX4MT 6 0.2 DTUL iPath US Treas 2-YR Bull BXIITETU 4 0.2 VXCC ETRACS 3-Mo SP5 VIX SPVIX3MT 6 0.3 TCHI RBS China Trendpilot TPCHINUT 4 0.0 VXBB ETRACS 2-Mo SP5 VIX SPVIX2MT 5 0.4 GCE Claymore CEF GS Connect CLMRCEF 3 0.1 TVIZ VelocityShares 2X VIX MdTrm SPVXMP 4 0.4 JFT KEYnotes FT Enh 130/30 LC FTLCTR 3 0.0 VXAA ETRACS 1-Mo SP5 VIX SPVXSTR 4 1.3 GWO Elements CS Global Warm CSGWMXTR 3 0.0 IVOP iPath Inv SP5 VIX ShrtTerm SPVXSP 3 0.2 DFVL iPath US Treas 5-YR Bull BXIITEFV 2 0.0 VZZB iPath LE SP500 VIX MidTrm SPVXMTR 2 0.4 EEH Elements LC Sector Momnt SPBNPSP 1 0.0 *Opt. denotes US listed options trading available on the underlying security. 12 | ETF & ETN Guide Q3 2012

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC. assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance. “Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities. The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. ©2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners. 2299-22AN-11/10 Not FDIC Insured l No Bank Guarantee l May Lose Value

Options Expiration Calendar 2012 January February March S M T W T F S S M T W T F S S M T W T F S 1 2 3 4 5 6 7 1 2 3 4 1 2 3 8 9 10 11 12 13 14 5 6 7 8 9 10 11 4 5 6 7 8 9 10 15 16 17 18 19 20 21 12 13 14 15 16 17 18 11 12 13 14 15 16 17 22 23 24 25 26 27 28 19 20 21 22 23 24 25 18 19 20 21 22 23 24 29 30 31 26 27 28 29 25 26 27 28 29 30 31 April May June S M T W T F S S M T W T F S S M T W T F S 1 2 3 4 5 6 7 1 2 3 4 5 1 2 8 9 10 11 12 13 14 6 7 8 9 10 11 12 3 4 5 6 7 8 9 15 16 17 18 19 20 21 13 14 15 16 17 18 19 10 11 12 13 14 15 16 22 23 24 25 26 27 28 20 21 22 23 24 25 26 17 18 19 20 21 22 23 29 30 27 28 29 30 31 24 25 26 27 28 29 30 July August September S M T W T F S S M T W T F S S M T W T F S 1 2 3 4 5 6 7 1 2 3 4 1 8 9 10 11 12 13 14 5 6 7 8 9 10 11 2 3 4 5 6 7 8 15 16 17 18 19 20 21 12 13 14 15 16 17 18 9 10 11 12 13 14 15 22 23 24 25 26 27 28 19 20 21 22 23 24 25 16 17 18 19 20 21 22 29 30 31 26 27 28 29 30 31 23 24 25 26 27 28 29 30 October November December S M T W T F S S M T W T F S S M T W T F S 1 2 3 4 5 6 1 2 3 1 7 8 9 10 11 12 13 4 5 6 7 8 9 10 2 3 4 5 6 7 8 14 15 16 17 18 19 20 11 12 13 14 15 16 17 9 10 11 12 13 14 15 21 22 23 24 25 26 27 18 19 20 21 22 23 24 16 17 18 19 20 21 22 28 29 30 31 25 26 27 28 29 30 23 24 25 26 27 28 29 30 31 Equity, options date1 index, and cash-settled currency expiration For 2012, 2015 Equity LEAPS® added A.M. settled index options cease trading VIX expiration date Exchange holiday (additional holidays may be announced) Quarterly expiration date Expiring equity and P.M. settled index options cease trading. Bank holiday Expiring cash-settled currency options cease trading at 12:00pm EST. 1Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June. Note: While these dates are accurate as of 12/20/11, they are subject to change.